UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
HUB GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Hub Group, Inc.
2001 Hub Group Way
OAK BROOK, ILLINOIS 60523
April 14, 2023
Dear Fellow Stockholder:
We will hold the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Hub Group, Inc. at 10:00 a.m. Central Time on Thursday, May 25, 2023. Our Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.
As in prior years, we have again elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. The accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement describes the matters to be acted upon and is available at www.proxyvote.com and at our corporate website www.hubgroup.com/proxy. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 also is available at those websites. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to obtain the information they need, while reducing the environmental impact of the Annual Meeting and our costs associated with the physical printing and mailing of proxy materials.
It is important that your shares be represented at the Annual Meeting. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HUBG2023, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting, although, even if you anticipate attending the virtual meeting, we urge you to please vote your proxy either by mail, telephone or over the Internet in advance of the Annual Meeting to ensure that your shares will be represented. We hope you will participate in the Annual Meeting.
I look forward to updating you on developments in our business at the Annual Meeting.
Sincerely,

PHILLIP D. YEAGER President and Chief Executive Officer
YOUR VOTE IS IMPORTANT

PLEASE VOTE EITHER BY
MAIL, TELEPHONE OR OVER THE INTERNET
WHETHER OR NOT YOU EXPECT TO PARTICIPATE IN THE ANNUAL MEETING.

Hub Group, Inc.
2001 Hub Group Way
OAK BROOK, ILLINOIS 60523
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
To the Stockholders of Hub Group, Inc.:
The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Hub Group, Inc., a Delaware corporation, will be held exclusively online via the Internet on Thursday, May 25, 2023, at 10:00 a.m. Central time for the following purposes:
(1)	To elect the ten nominees listed in the accompanying proxy statement to the Company’s board of directors;
(2)	To approve, on an advisory basis, the compensation paid to the Company’s Named Executive Officers;
(3)	To hold an advisory vote on the frequency of the advisory vote on executive compensation;
(4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ended December 31, 2023;
(5)	To approve an amendment to our amended and restated certificate of incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law; and
(6)	To transact such other business as may properly be presented at the Annual Meeting or any adjournment thereof.
We plan to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders instead of paper copies of our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Notice, which is expected to be mailed to stockholders on or about April 14, 2023, contains instructions on how to access our materials on the Internet, as well as instructions on obtaining a paper copy of the proxy materials. The Notice is not a form for voting and presents only an overview of the proxy materials.
The Annual Meeting will be presented exclusively online at www.virtualshareholdermeeting.com/HUBG2023. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions to management during the Annual Meeting by visiting www.virtualshareholdermeeting.com/HUBG2023.
Your vote is important and we encourage you to vote in advance of the Annual Meeting. Whether or not you plan to attend the virtual Annual Meeting, please vote by telephone or over the Internet, or by completing, signing, dating and returning your proxy card or voting instruction form so that your shares will be represented at the Annual Meeting. Instructions for voting are described in the Notice, the Proxy Statement and the proxy card.
The Board of Directors has fixed the close of business on March 29, 2023, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.
By order of the Board of Directors,

THOMAS P. LAFRANCE
Secretary
Oak Brook, Illinois
April 14, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 25, 2023
This Notice of 2023 Annual Meeting of Stockholders, our Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2022 and a form of proxy card or voting instruction form (collectively, the “Proxy Materials”) are available at www.proxyvote.com. You will need your Notice of Internet Availability (“Notice”) or proxy card to access the Proxy Materials there. A copy of our Proxy Materials also can be found on our corporate website – www.hubgroup.com/proxy.
As permitted by rules adopted by the Securities and Exchange Commission (“SEC”), we are furnishing our Proxy Materials over the Internet to some of our stockholders. This means that some stockholders will not receive paper copies of these documents but instead will receive only a Notice containing instructions on how to access the Proxy Materials over the Internet and how to request a paper copy of our Proxy Materials. Stockholders who do not receive a Notice will receive a paper copy of the Proxy Materials by mail, unless they have previously requested delivery of Proxy Materials electronically.
i

Hub Group, Inc.
2001 Hub Group Way
OAK BROOK, ILLINOIS 60523
PROXY STATEMENT
Annual Meeting of Stockholders of the Company to be held on May 25, 2023

SOLICITATION, MEETING AND VOTING INFORMATION
Q:	What is this document?
A:
This document is the Proxy Statement of Hub Group, Inc. that is being made available to stockholders on the Internet, or sent to stockholders by mail or electronically by e-mail upon request, in connection with our Annual Meeting of stockholders to be held on Thursday, May 25, 2023 exclusively online via the Internet (the “Annual Meeting”). A proxy card is also being furnished with this document, if you requested printed copies of the Proxy Materials. We have tried to make this document simple and easy to understand. The SEC encourages companies to use “plain English,” and we always try to communicate with you clearly and effectively. We refer to Hub Group, Inc. throughout as “we,” “us,” the “Company” or “Hub Group.” Additionally, unless otherwise noted or required by context, “2023,” “2022,” and “2021,” refer to our fiscal years ended or ending December 31, 2023, 2022, and 2021, respectively.

Q:	What documents constitute our “proxy materials”?
A:
The Proxy Materials include the Notice of 2023 Annual Meeting of Stockholders, the Proxy Statement, our Annual Report on Form 10-K for the year ended December 31, 2022 and the proxy card or voting instruction form.

Q:	What is a proxy, who is asking for it, and who is paying for the cost to solicit it?
A:	A proxy is your legal designation of another person, called a “proxy,” to vote your stock. The document that designates someone as your proxy is also called a proxy or a proxy card.
Our directors, officers, and employees are soliciting your proxy on behalf of our Board of Directors. Those persons will not receive additional payment or compensation for doing so except reimbursement for any related out-of-pocket expenses. We will, upon request, reimburse brokers, banks, custodians and similar organizations for their expenses in forwarding proxy materials to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, personal contact, email and other electronic means, advertisements and personal solicitation, or otherwise. The Company will pay the expense of any proxy solicitation. We may hire a proxy solicitation firm at standard industry rates to assist in the solicitation of proxies.
Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A:
Pursuant to SEC rules, the Company is using the Internet as the primary means of furnishing proxy materials to stockholders again this year. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice will instruct you as to how you may access and review the proxy materials online. Instructions on how to request a printed copy of the proxy materials also may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its Annual Meetings and the cost to the Company associated with the physical printing and mailing of materials.
Q:	Why am I receiving these materials?
A:
You received the Notice and you are receiving this document because you were one of our stockholders on March 29, 2023, the record date for the Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of Hub Group stock upon certain matters at the Annual Meeting.

Q:	What if I have more than one account?
A:
Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts through our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), online at www.astfinancial.com or by calling (800) 937-5449.

Q:	Who may access the virtual Annual Meeting?
A:
Only stockholders and their proxy holders will be able to access the virtual Annual Meeting. As indicated, we will not have an in-person Annual Meeting. You will need to enter the 16-digit control number received with your proxy card or the Notice to enter the Annual Meeting via the online web portal. See “If I vote by proxy, can I still access the Annual Meeting and vote there if I choose?” below.

Q:	How many votes must be present to hold the Annual Meeting? Do abstentions and “broker non-votes” count?
A:
Our Amended and Restated Bylaws (the “Bylaws”) provide that the presence of the holders of one-third of the shares of capital stock entitled to vote at a meeting, in person or represented by proxy, will constitute a quorum at the Annual Meeting. Stockholders who participate in the virtual Annual Meeting will be deemed to be present in person. A quorum must exist to conduct any business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat have power, by a majority of the votes cast by shares represented in person or by proxy, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum is be present or represented.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Additionally, broker non-votes are included in the calculation of the number of votes considered to be present at the Annual Meeting for purposes of determining the presence of a quorum only when there are “routine” matters to be voted upon. Because there is a “routine” matter to be voted upon at the Annual Meeting, broker non-votes also will be included for purposes of determining a quorum. See “What are ‘broker votes’ and ‘broker non-votes’?” below.
Q:	Who may vote at the Annual Meeting?
A:
Only stockholders of record at the close of business on March 29, 2023 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 32,799,567 shares of Class A Common Stock (each a “Class A Share”) and 574,903 shares of Class B Common Stock (each a “Class B Share,” and collectively with the Class A Shares, the “Shares”) outstanding and entitled to be voted at the Annual Meeting. Each Class A Share is entitled to one (1) vote and each Class B Share is entitled to approximately eighty-four (84) votes.

Q:	Will a list of stockholders entitled to vote at the Annual Meeting be available?
A:
In accordance with Delaware law, a list of stockholders entitled to vote at the Annual Meeting will be available for any purpose germane to the Annual Meeting beginning May 15, 2023 at our corporate headquarters during regular business hours.

Q:	What am I voting on at the Annual Meeting?
A:	There are five proposals to be considered and voted on at the Annual Meeting:
•
To elect the ten director nominees identified in this Proxy Statement to our Board of Directors, each to serve a one-year term expiring at the earlier of the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) or upon his or her successor being elected and qualified;

•	To approve, on an advisory (non-binding) basis, the compensation paid to our Named Executive Officers (“say-on-pay” vote);
•	To approve, on an advisory (non-binding) basis, the frequency of the “say-on-pay” votes (“say-on-frequency” vote);
•	To ratify the appointment of Ernst & Young LLP (“E&Y”) as our independent registered public accountants for 2023; and
•
To approve the amendment to Hub Group, Inc.’s Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the Company as permitted by recent amendments to Delaware law (the “Charter Amendment”).

We will also consider other business that properly comes before the Annual Meeting in accordance with Delaware law and our Bylaws.
Q:	What are my choices when voting on the election of the ten director nominees identified in this Proxy Statement, and what vote is needed to elect nominees to the Board of Directors?
A:
Regarding the vote on the election of the ten director nominees identified in this Proxy Statement to serve until the 2024 Annual Meeting or until his or her successor is elected and qualified, stockholders may:

•	vote “FOR” all of the director nominees;
•	vote in “FOR ALL EXCEPT” specific director nominees; or
•	vote to “WITHHOLD ALL” authority to vote for all director nominees.
Directors are elected by a plurality of the votes cast by the shares represented in person or by proxy and entitled to vote at the Annual Meeting on the election of directors provided a quorum is present. Withholding of authority to vote in the election and broker non-votes will not affect the outcome of the election, provided a quorum is present. As a result, the ten nominees receiving the highest number of “FOR” votes will be elected as directors.
Q:
What are my choices when voting on the advisory (non-binding) proposal regarding the compensation paid to the Company’s Named Executive Officers (“say-on-pay”), and what vote is needed to approve the advisory say-on-pay proposal?

A:	Regarding the advisory (non-binding) proposal on the compensation paid to our Named Executive Officers, stockholders may:
•	vote “FOR” the advisory say-on-pay proposal;
•	vote “AGAINST” the advisory say-on-pay proposal; or
•	“ABSTAIN” from voting on the advisory say-on-pay proposal.
The affirmative vote of a majority of votes cast by the shares represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, the say-on-pay vote. As an advisory vote, this proposal is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions. For additional information, please see the discussion on page 47 of this Proxy Statement.

Q:
What are my choices when voting on the advisory (non-binding) proposal on the frequency of “say-on-pay” votes (“say-on-frequency”), and what vote is needed to approve the advisory say-on-frequency proposal?

A:
Regarding the advisory (non-binding) proposal on frequency of our advisory votes regarding the compensation paid to our Named Executive Officers, stockholders may indicate their preference to vote on Named Executive Officer compensation with a frequency of:

•	“ANNUALLY”
•	every “TWO YEARS”;
•	every “THREE YEARS”; or
•	“ABSTAIN” from voting on the advisory say-on-frequency proposal.
The affirmative vote of a majority of the votes cast by the shares represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve, on an advisory basis, the say-on-frequency vote. As an advisory vote, this proposal is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by our stockholders and will consider the outcome of the vote when making future compensation decisions. For additional information, please see the discussion on page 48 of this Proxy Statement.
Q:
What are my choices when voting on the ratification of the appointment of E&Y as the Company’s independent registered public accountants for the fiscal year ending December 31, 2023, and what vote is needed to ratify their appointment?

A:	Regarding the vote on the proposal to ratify the appointment of E&Y as the Company’s independent registered public accountants for 2023, stockholders may:
•	vote “FOR” the ratification;
•	vote “AGAINST” the ratification; or
•	“ABSTAIN” from voting on the ratification.
The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required to approve the proposal to ratify the appointment of E&Y as our independent registered public accountants for 2023. For additional information, please see the discussion on page 50 of this Proxy Statement.
Q:	What are my choices when voting on the approval of the Charter Amendment?
A:	Regarding the approval of the Charter Amendment, stockholders may:
•	vote “FOR” approving the Charter Amendment;
•	vote “AGAINST” approving the Charter Amendment; or
•	“ABSTAIN” from voting on the Charter Amendment.
The affirmative vote of a majority of the voting power of our Class A common stock and Class B common stock outstanding and entitled to vote at the Annual Meeting, voting together as a single class, is required to approve the Charter Amendment. For additional information, please see the discussion on page 52 of this Proxy Statement.
Q:	How does the Company’s Board of Directors recommend that I vote?
A:	Please see the information included in this Proxy Statement relating to the proposals to be considered and voted on at the Annual Meeting. Our Board of Directors unanimously recommends that you vote:
•	“FOR ALL” of the ten nominees to our Board of Directors identified in this Proxy Statement;
•	“FOR” the advisory (non-binding) proposal regarding the compensation paid to our Named Executive Officers (“say-on-pay”);

•	For a frequency of “ONE YEAR” for the advisory (non-binding) proposal regarding the frequency of advisory votes regarding the compensation paid to our Named Executive Officers (“say-on-frequency”);
•	“FOR” the ratification of the appointment of E&Y as our independent registered public accountants for 2023; and
•	“FOR” the approval of the Charter Amendment.
Q:	How will the Class B Shares be voted at the Annual Meeting?
A:
As of March 29, 2023 members of the Yeager family, directly or by trust, own all 574,903 outstanding Class B Shares (the “Class B Stockholders”). The Class B Stockholders control approximately 59.6% of the voting power on all matters presented for stockholder action. Certain Class B Stockholders (the “Class B Agreement Parties”), representing 351,748 or 61.2% of the Class B Shares and approximately 36.4% of the voting power on all matters presented for stockholder action, are parties to the DPY Stockholders’ Agreement dated February 22, 2023 (the “DPY Stockholders’ Agreement”). The Class B Agreement Parties have agreed in the DPY Stockholders’ Agreement to vote all of their Class B Shares (the “Class B Agreement Shares”) in accordance with the vote of the holders of a majority of the Class B Agreement Shares. Mr. David P. Yeager owns or controls as trustee of certain trusts 311,692 Class B Shares representing a majority of the Class B Agreement Shares. As a result, Mr. David P. Yeager will have the power to direct the vote of all Class B Agreement Shares.

Q:	How do I vote?
A:
If your shares are registered directly in your name with our transfer agent, AST, you are considered a stockholder of record with respect to those shares. If you are a record holder, the Notice is being sent to you directly by Broadridge Investor Communication Solutions, Inc. (“Broadridge”). Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to attend the Annual Meeting, please vote by (i) accessing the Internet website specified on the Notice, (ii) calling the toll-free number specified on your proxy card, if you requested printed copies of the proxy materials or (iii) marking, signing and returning your proxy card promptly, if you requested printed copies of the proxy materials, so that we can be assured of having a quorum present at the Annual Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to attend the Annual Meeting.

If you hold shares in the name of a broker, bank or other nominee you may be able to vote those shares by Internet or telephone depending on the voting procedures used by your broker, bank or other nominee, as explained below under the question “How do I vote if my shares are held in “street name” by a broker, bank or other nominee?”
Q:	How do I vote if my shares are held in “street name” by a broker, bank or other nominee?
A:
If your shares are held by a broker, bank or other nominee (this is called “street name”), your broker, bank or other nominee will send you instructions for voting those shares. Many (but not all) brokerage firms, banks and other nominees participate in a program provided through Broadridge that offers Internet and telephone voting options.

Q:	If I vote by proxy, can I still access the Annual Meeting and vote there if I choose?
A:
Yes. If you are a stockholder of record, the method you use to vote will not limit your right to vote at the virtual Annual Meeting if you decide to participate. As indicated, we are hosting the Annual Meeting exclusively online at www.virtualshareholdermeeting.com/HUBG2023. There will be no physical location at which stockholders may attend the Annual Meeting, but stockholders may attend and participate in the meeting electronically. Stockholders who participate in the virtual Annual Meeting will be deemed to be present in person and will be able to vote during the Annual Meeting at the times that the polls are open. Stockholders who wish to attend the meeting should go to www.virtualshareholdermeeting.com/HUBG2023 at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders of record as of March 29, 2023. The Notice includes instructions on how to participate in the Annual Meeting and how to vote your shares by accessing the virtual Annual Meeting via the Internet. You will need to enter the 16-digit control number received with your proxy card or Notice to enter the Annual Meeting via the online web portal.
Q:	If my shares are held in “street name” by a broker, bank or other nominee, may I still access the Annual Meeting?
A:
Yes. Beneficial owners whose stock is held for them in street name by their brokers or other nominees may also attend the meeting by going to www.virtualshareholdermeeting.com/HUBG2023 at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders as of the record date.

Q:	May I ask questions?
A:
Yes. You will be able to submit questions live during the meeting by accessing the meeting at www.virtualshareholdermeeting.com/HUBG2023, typing your question into the “Ask a Question” field, and clicking “Submit.” Only questions pertinent to meeting matters will be answered during the meeting.

Q:	Is cumulative voting allowed? Do I have dissenters’ or appraisal rights?
A:	No. Cumulative voting rights are not authorized, and dissenters’ rights and rights of appraisal are not applicable to the matters being voted upon at the Annual Meeting.
Q:	What are “broker votes” and “broker non-votes”?
A:
On certain “routine” matters, brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the Annual Meeting and in determining the number of shares voted “FOR” or “AGAINST” the “routine” matter. For purposes of the Annual Meeting, Proposal 4 – the ratification of the appointment of E&Y as our independent registered public accountants for 2023 is considered a “routine” matter.

Under applicable stock exchange rules, Proposal 1 – the election of directors, Proposal 2 – the advisory (non-binding) vote on the compensation of our Named Executive Officers (“say-on-pay” vote), Proposal 3 – the advisory (non-binding) vote on the frequency of the advisory vote regarding the compensation of our Named Executive Officers (“say-on-frequency” vote), and Proposal 5 – the approval of the Charter Amendment are considered “non-routine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions. Therefore, for purposes of the Annual Meeting, if you hold your stock through a brokerage account, your brokerage firm may not vote your shares on your behalf on Proposal 1, 2, 3 or 5 without receiving instructions from you. When a brokerage firm does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as “broker non-votes.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote on Proposals 1, 2 and 3. Broker non-votes will have the same effect as a vote against Proposal 5.
We encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures your shares will be voted at the Annual Meeting on all matters up for consideration.
Q:	What if I abstain from voting?
A:
You have the option to “ABSTAIN” from voting with respect to Proposal 2 – the advisory (non-binding) vote on the compensation paid to our Named Executive Officers (“say-on-pay”), Proposal 3 – the advisory (non-binding) vote on the frequency of advisory votes regarding the compensation paid to our Named Executive Officers (“say-on-frequency”), Proposal 4 – the ratification of the appointment of E&Y as the Company’s independent registered public accountants for 2022 and Proposal 5 – the approval of the Charter Amendment. Abstentions with respect to these proposals are counted for purposes of establishing a quorum. If a quorum is present, abstentions will have the same effect as a vote against these proposals.

Q:	May I revoke my proxy after I have delivered my proxy?
A:
Yes. You may revoke your proxy at any time before the polls close by submitting a subsequent proxy with a later date by using the Internet, by telephone or by mail or by sending our Corporate Secretary a written revocation. Your proxy also will be considered revoked if you attend the Annual Meeting and vote via the virtual portal. If your shares are held in “street name” by a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote or obtain a proxy to vote your shares if you wish to cast your vote during the virtual Annual Meeting.

Q:
How will my shares be voted if I return my proxy card or vote via telephone or Internet? What if I return my proxy card but do not provide voting instructions or complete the telephone or Internet voting procedures but do not specify how I want to vote my shares?

A:
Our Board of Directors has named Phillip D. Yeager, our President and Chief Executive Officer, Brian Alexander, our Executive Vice President and Chief Operating Officer, and Thomas P. LaFrance, our Executive Vice President, General Counsel and Corporate Secretary, as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the Annual Meeting as you direct.
IF YOU SIGN AND RETURN YOUR PROXY CARD BUT GIVE NO DIRECTION OR COMPLETE THE TELEPHONE OR INTERNET VOTING PROCEDURES BUT DO NOT SPECIFY HOW YOU WANT TO VOTE YOUR SHARES, THE SHARES WILL BE VOTED “FOR ALL” OF THE PERSONS NAMED HEREIN AS DIRECTORS; “FOR” THE PROPOSAL REGARDING AN ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY”); FOR A FREQUENCY OF “ONE YEAR” FOR THE PROPOSAL REGARDING THE FREQUENCY OF AN ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-FREQUENCY”); “FOR” THE RATIFICATION OF THE APPOINTMENT OF E&Y AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2023; AND “FOR” THE PROPOSAL APPROVING THE CHARTER AMENDMENT.
Q:	Who will count the votes?
A:
A representative of Broadridge has been appointed as an inspector of elections for the Annual Meeting. That person will tabulate votes cast by proxy or during the Annual Meeting as well as determine whether a quorum is present.

Q:	Where can I find voting results of the Annual Meeting?
A:
We will announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting (a copy of which will be available on the “Investors” section of our website, www.hubgroup.com, under the link “SEC Filings”). If our final voting results are not available within four business days after the Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q:	May I propose actions for consideration at the next Annual Meeting of Stockholders or nominate individuals to serve as directors?
A:
You may submit proposals for consideration at future stockholder meetings, including director nominations. Please see “PROPOSAL 1: ELECTION OF DIRECTORS – Can stockholders recommend or nominate directors?” and “STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING” for more details.

The Board of Directors knows of no matters to be presented at the Annual Meeting other than those set forth in the Notice of 2023 Annual Meeting of Stockholders enclosed herewith. However, if other matters do come before the Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of a majority of votes.

cast by shares represented in person or by proxy and entitled to vote at such Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company’s Amended and Restated Certificate of Incorporation, the Company’s Bylaws or applicable law.
Q:	Whom should I contact with questions about the Annual Meeting?
A:
If you have any questions about this Proxy Statement or the Annual Meeting, please contact Thomas P. LaFrance, our Executive Vice President, General Counsel and Corporate Secretary, at 2001 Hub Group Way, Oak Brook, Illinois 60523 or by telephone at (630) 271-3600.

Q:	What information is available on the Internet?
A:
A copy of this Notice of Annual Meeting, our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 and the proxy card or voting instructions are available for download free of charge at www.proxyvote.com.

Additionally, our website address is www.hubgroup.com, which is used to distribute important Company information. At the “Investors” tab of our website (under the link “SEC Filings”), we make available, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements, ownership reports on Forms 3, 4 and 5 and any amendments to those reports as soon as practicable after they are electronically filed with the SEC.
Information from our website is not incorporated by reference into this Proxy Statement.
Special Note Regarding Forward-Looking Statements
Statements in this proxy statement that are not historical may express or imply projections of revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. Forward-looking statements are inherently uncertain and subject to risks, uncertainties and other factors that might cause the actual performance of Hub Group, Inc. to differ materially from those expressed or implied by this discussion and, therefore, should be viewed with caution. All forward-looking statements and information are provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these factors. Forward-looking statements generally may be identified by the use of forward-looking terminology such as “trends”, “assumptions”, “target”, “guidance”, “outlook”, “opportunity”, “future”, “plans”, “goals”, “objectives”, “expects”, “expected”, “anticipates”, “may”, “will”, “would”, “could”, “intend”, “believe”, “potential”, “projected”, “estimate” (or the negative or derivative of each of these terms), or similar words, and include our statements regarding our outlook, profit improvement initiatives and capital expenditures. These statements are based on Hub Group’s current beliefs and expectations of future events or future results, and involve risks and uncertainties that are difficult to predict and subject to change. Factors that could cause actual results to differ materially include, among other things; general or regional economic conditions, including inflation and changes in trade policy, the effect of the ongoing COVID-19 pandemic (including any spikes, outbreaks or variants of the virus) and any future government actions taken in response to the pandemic on our business operations and general economic and financial market conditions; governmental or regulatory requirements affecting tax, wage and hour matters, health and safety, labor and employment, insurance or other areas; shipping and intermodal costs and prices, the integration of acquisitions and expenses relating thereto; driver shortages; the amount and timing of strategic investments or divestitures by Hub Group; the failure to implement and integrate critical information technology systems; cyber security incidents; and retail and other customers encountering adverse economic conditions. Except as required by law, we expressly disclaim any obligations to publicly update any forward-looking statements whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, in addition to those described in detail under Item 1A “Risk Factors,” of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) and our other filings with the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS
What is the structure of the Board of Directors?
Our Amended and Restated Certificate of Incorporation requires that our Board of Directors consist of 3 to 12 members, with the actual number set by the Board. The Board size is currently ten. Directors are elected by our stockholders on an annual basis.
How are directors identified and nominated?
Directors may be nominated by the Board of Directors or by stockholders as described below under “Can stockholders recommend or nominate directors?” The Nominating and Governance Committee is responsible for identifying, evaluating and recommending qualified director candidates, including the director slate to be presented to stockholders at the Annual Meeting, to our Board, which makes the ultimate election or nomination determination, as applicable. The Nominating and Governance Committee may use a variety of methods to identify potential director candidates, such as recommendations by our directors, management, stockholders or third-party search firms. Neither the Company nor the Nominating and Governance Committee currently utilizes the services of any search firm to identify or assist in identifying or evaluating potential nominees.
Does the Board consider diversity when identifying director nominees?
Yes. The Nominating and Governance Committee seeks to identify candidates who will provide a diversity of viewpoints, professional experience, education and skills that complement those already existing on the Board. In addition, in selecting directors, the Nominating and Governance Committee will consider the need to strengthen the Board by providing a diversity of persons in terms of their expertise, age, gender, race, ethnicity, education, and other attributes that contribute to the Board’s diversity. In performing its responsibilities for identifying, screening and recommending candidates to the Board, the Nominating and Governance Committee (i) ensures that candidates with a diversity of backgrounds are included in any pool of candidates from which Board nominees are chosen and (ii) considers diverse candidates from nonexecutive corporate positions and non-traditional environments.
What are the backgrounds of the nominees?
As required by the NASDAQ listing standards, set forth below is information regarding our nominees’ self-identified gender and demographic backgrounds:
Board Diversity Matrix (As of April 4, 2023)
Total Number of Directors (including nominees)	10
	Female	Male
Part I: Gender Identity
Directors	3	7
Part II: Demographic Background
African American or Black	1
White	2	7
How are nominees evaluated; what are the threshold qualifications?
The Nominating and Governance Committee is charged with recommending to our Board only those candidates that it believes are qualified to serve as Board members consistent with the criteria for selection of new directors adopted from time to time by the Board.
In determining a candidate’s suitability for consideration for membership on the Board, the Nominating and Governance Committee reviews all proposed nominees for the Board, including those proposed by stockholders, in accordance with the mandate contained in its charter. The Nominating and Governance Committee assesses a candidate’s independence, background, and experience, as well as our current Board’s skill needs. With respect to incumbent directors considered for re-election, the Nominating and Governance Committee also assesses each director’s meeting attendance record and suitability for continued service. In addition, the Nominating and Governance Committee determines whether nominees are in a position to devote an adequate amount of time to the effective performance of director duties and possess the following threshold characteristics: informed judgment, integrity and accountability, record of achievement, understanding of the Company’s business or other related industries, a cooperative approach, loyalty, the ability to consult with and advise management, and such other factors as the Nominating and Governance Committee determines are relevant considering the needs of the Board of Directors and the Company. The Nominating and Governance Committee recommends candidates, including those submitted by stockholders, only if it believes a candidate’s knowledge, experience, and expertise would strengthen the Board and that the candidate is committed to representing the long-term interests of all Hub Group stockholders.
Who are the nominees this year?
All nominees for election as directors at the Annual Meeting were nominated by the Board of Directors for election by stockholders at the Annual Meeting upon the recommendation of the Nominating and Governance Committee. Our nominees consist of the seven incumbent directors who were elected at the 2022 annual meeting of stockholders and each of Gary Yablon and Lisa Dykstra, who were appointed by the Board to join effective May 24, 2022, and Phillip D. Yeager, who was appointed by the Board of Directors to join effective January 1, 2023. Our Board believes that each of the nominees can devote an adequate amount of time to the effective performance of director duties and possesses all of the threshold qualifications identified above.
If elected, each nominee would hold office until the 2024 Annual Meeting or until his or her successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.
The following lists the nominees, their ages at the date of this proxy statement, and the calendar year in which they first became a director, along with their biographies and the specific experience, qualifications, attributes or skills that led the Board to conclude that each nominee should serve as a member of our Board of Directors.
Name and Committee Memberships	Age	Business Experience During the Past Five Years and Other Information
David P. Yeager Committees: None	70
David P. Yeager was appointed Executive Chairman of the Board effective January 1, 2023. Mr. Yeager served as the Company’s Chairman of the Board since November 2008 and served as Chief Executive Officer of the Company from March 1995 until December 31, 2022. Mr. Yeager was Vice Chairman of the Board from March 1995 through November 2008. From October 1985 through December 1991, Mr. Yeager was President of our predecessor, Hub Chicago. From 1983 to October 1985, he served as Vice President, Marketing of Hub Chicago. Mr. Yeager started working for the Company in 1975. Mr. Yeager received a Masters in Business Administration degree from the University of Chicago and a Bachelor of Arts degree from the University of Dayton. Mr. Yeager is the father of Mr. Phillip D. Yeager.

Mr. Yeager formerly served as the Chair of the University of Dayton Board of Trustees. He has been an employee of the Company for over 40 years and in that time has helped grow the Company from a small family business into the over $5 billion enterprise it is today. Mr. Yeager has experience in all aspects of the business, including acting as founder and President of both the Pittsburgh Hub (1975) and the St. Louis Hub (1980). Mr. Yeager’s industry experience and Company knowledge make him uniquely suited to serve as our Chairman of the Board.

Phillip D. Yeager Committees: None	36
Phillip D. Yeager was appointed a director effective January 1, 2023 in connection with his assumption of the role of President and Chief Executive Officer on January 1, 2023. Prior to this appointment, Mr. Yeager served as President and Chief Operating Officer since July 2019, and as Chief Commercial Officer overseeing Intermodal and

Name and Committee Memberships	Age	Business Experience During the Past Five Years and Other Information

Truck Brokerage operations as well as sales, pricing, solutions and account management since January 2018. Mr. Yeager formerly held the role of Executive Vice President, Account Management and Intermodal Operations since January 2016 after serving as Vice President of Account Management and Business Development from February 2014 to January 2016. Mr. Yeager joined the Company in 2011 as the Director of Strategy and Acquisitions. Prior to joining the Company, Mr. Yeager served as Assistant Vice President of Commercial Banking at BMO Harris Bank, and as an investment banking analyst for Lazard Freres & Co. Mr. Yeager earned his Bachelor of Arts degree from Trinity College and a Master of Business Administration degree from the University of Chicago Booth School of Business. Mr. Yeager is the son of David P. Yeager.

Mr. Phillip D. Yeager’s deep knowledge of many aspects of the Company’s operations, having served in a wide variety of roles and serving now as President and Chief Executive Officer, brings to the Board a critical operational and strategic perspective in support of its oversight obligations.

Peter B. McNitt Committees: Audit (Chair) Compensation Nominating and Governance	68
Peter B. McNitt has served as a director of the Company since May 2017 and as our Lead Independent Director since November 2019. Mr. McNitt, currently retired, most recently served as Vice Chair of BMO Harris Bank, N.A. until December 2018. Prior to this position, Mr. McNitt held many leadership roles within BMO Harris, including Senior Vice President and Head of the Emerging Majors Midwest, Executive Vice President of U.S. Corporate Banking, Executive Managing Director of U.S. Investment Banking, and Vice Chair of Business Banking. Mr. McNitt currently serves as a director of Old Republic International Corporation (Insurance), where he is a member of the audit committee and compensation committee. He is a graduate of Amherst College and has attended Northwestern University’s Graduate School of Management and the Graduate School of Credit and Finance at Stanford University.

As a director, Mr. McNitt brings over 40 years of financial expertise assessing corporate strategies, financial performance, management succession and risk, as well a great deal of public company board experience. In addition to his role as our Lead Director, Mr. McNitt utilizes his financial expertise as Chair of our Audit Committee to help oversee and provide guidance on the Company’s internal controls and financial practices.

Mary H. Boosalis Committees: Audit Compensation Nominating and Governance (Chair)	68
Mary H. Boosalis has served as a director of the Company since May 2018. From 2017 to 2022, she served as President and CEO of Premier Health, the largest health system in southwest Ohio. Ms. Boosalis served as President of Premier Health and as Executive Vice President and Chief Operating Officer for the organization from 2013 to 2017. Ms. Boosalis joined the health system in 1986, progressively expanding her leadership roles, including five years as President and CEO of Miami Valley Hospital.

Name and Committee Memberships	Age	Business Experience During the Past Five Years and Other Information

Ms. Boosalis is a past diplomat of the American College of Healthcare Executives, a member of the Ohio Hospital Association Board and a member of the Greater Dayton Area Hospital Association Boards. She is the immediate past Chair of the University of Dayton Board of Trustees. Additionally, she has been a member of the Dayton Chamber of Commerce Board, the Dayton Business Committee, the Dayton Development Committee, the Dayton Minority Inclusion Committee and the Learn to Earn Board. Ms. Boosalis has been named to the Top 10 Women list by the Dayton Daily News, as an Ohio Most Powerful and Influential Woman by the Ohio Diversity Council, and as a Woman of Influence by the Dayton YWCA. In 2022, Ms. Boosalis was recognized as the Dayton Business Person of the Year. Ms. Boosalis earned a Bachelor’s degree in Nursing, magna cum laude, from California State University at Fresno and a Master’s degree in Health Services Administration, magna cum laude, from Arizona State University.

In her capacity as Chief Executive Officer of Premier Health, Ms. Boosalis has gained valuable executive experience in all aspects of business. Having served on numerous civic committees and boards, Ms. Boosalis is able to advise best practices across different industries.

Lisa Dykstra Committees: Audit Compensation Nominating and Governance	52
Lisa Dykstra has served as a director of Hub Group since May 2022. Ms. Dykstra serves as the Senior Vice President and Chief Information Officer for Ann & Robert H. Lurie Children’s Hospital, a position she has held since 2015. She has spent much of her nearly thirty-year information technology career in leadership positions at the country’s top academic medical centers including the University of Chicago Medicine, Rush University Medical Center, and Northwestern Memorial Hospital. Ms. Dykstra’s career focus is to drive healthcare delivery transformation and value, including through applications, digital health, information and cyber security, and technology programs. She is an award-winning CIO, being named Enterprise CIO of the Year 2019 and winning a Chicago Orbie award. She is actively involved on several community and industry boards, including Erie Family Health, the InspireCIO/Chicago CIO Leadership Association and the College of Healthcare Information Management Executives. Ms. Dykstra has served on the American Heart Association — Go Red For Women Board since 2016. She received a Bachelor of Arts in Communications from DePaul University.

Ms. Dykstra’s experience leading technology and information systems at some of the country’s leading hospital adds to the Board substantial expertise and knowledge in information technology, privacy, data governance and cybersecurity, which are critical to the Company’s competitive advantage, growth initiatives, and risk management.

Michael E. Flannery Committees: Audit	63
Michael E. Flannery has served as a director of the Company since April 2022. Mr. Flannery is the Chief Executive Officer of Duchossois Capital Management (“DCM”), where he leads the firm and oversees its execution of its various investment strategies, a position he has held since May 2017. Mr. Flannery was appointed President and Managing

Name and Committee Memberships	Age	Business Experience During the Past Five Years and Other Information
Compensation Nominating and Governance
Director of DCM at the time of its creation in November 2013. Mr. Flannery also served for fifteen years as the Chief Financial Officer of The Duchossois Group, the parent of DCM.
Earlier in his career, Mr. Flannery served as the Chief Executive Officer of Trinity Rail Group, LLC, a leading designer and manufacturer of rail cars for the North American and European markets, as Vice Chairman of Thrall Car, a predecessor company to Trinity Rail, and as Chief Administrative Officer of The Duchossois Group. Mr. Flannery began his career as a lawyer with the Chicago firm of Burke, Griffin, Chomicz and Wienke and served as Corporate Counsel for Cummins Inc. Mr. Flannery received his Bachelor of Science degree in Finance from the University of Illinois in Champaign, Illinois and his J.D. cum laude from Indiana University Maurer School of Law in Bloomington, Indiana.

Mr. Flannery is a member of the Board of Directors of The Chamberlain Group, Inc., Maritz, Inc., Energy Distribution Partners, Riverside Rail, the Board of Trustees at the Field Museum, the Board of Visitors for the Indiana University Maurer School of Law, and the Board of Directors of the Executives’ Club of Chicago. He is also a member of the Young Presidents’ Organization, the Economic Club of Chicago, and the Commercial Club of Chicago.

Mr. Flannery’s extensive experience in executive roles across multiple sectors (including rail), his financial acumen, and experience with mergers and acquisitions make him well qualified to be a member of the Company’s Board of Directors. Based on his understanding of corporate investments, strategic planning, and operations, Mr. Flannery is well positioned to be able to provide valuable insights to the Company.

James C. Kenny Committees: Audit Compensation (Chair) Nominating and Governance	69
James C. Kenny has served as a director of the Company since May 2016. Currently retired, Mr. Kenny has served as a director of Kenny Industries, LLC, since 2006. From 2011 until April 2020, Mr. Kenny served as a director of Kerry Group, PLC, a public company traded on the London and Dublin stock exchanges. Mr. Kenny served as a member of Kerry Group’s nominating and compensation committees and was Chair of the committee to select a new chairman of the Kerry Group during his time as a director.

Mr. Kenny served as Executive Vice President and Director of Kenny Construction Company from 1994 until the company was sold in 2012. He also served as President of Kenny Management Services from 2006 to 2012. Kenny Construction Company, founded in 1927, was involved in building projects across the United States and Kenny Management Services oversaw large, complex construction projects such as the Chicago Midway Airport expansion and the Chicago Bears’ stadium renovation. From 2003 until 2006, Mr. Kenny served as United States Ambassador to Ireland. Mr. Kenny received his Bachelor of Science degree in Business Administration from Bradley University.

Mr. Kenny has more than three decades of business experience, as well as three years of diplomatic experience serving as an ambassador. He

Name and Committee Memberships	Age	Business Experience During the Past Five Years and Other Information

has extensive experience running a family business and serving on its board. As a director, he has been involved in acquisition strategy, succession planning, labor relations and governance. He also has excellent knowledge of politics and a large network, both locally and nationally. Mr. Kenny brings a unique blend of experiences to the Board.

Jenell R. Ross Committees: Audit Compensation Nominating and Governance	53
Jenell R. Ross is the President of the Bob Ross Auto Group in Centerville, Ohio, a position she has held since 1997. Today, the dealership includes three franchises – Buick, GMC and Mercedes-Benz. The company’s Mercedes-Benz dealership was the first African-American owned Mercedes-Benz dealership in the world. Ms. Ross is the sole second-generation African-American female automobile dealer in the country. Under her leadership, the Bob Ross franchises have continued to rank as leaders in Buick, GMC and Mercedes-Benz sales and customer service.

Ms. Ross is an active member of her community, having served on the boards of numerous foundations and community service organizations. She currently is a member of the University of Dayton Board of Trustees and previously was the Chair of the board of directors of the Federal Reserve Board of Cleveland (Cincinnati branch). Additionally, she serves as a Board Member for the Minority Business Partnership through the Dayton Chamber of Commerce and a Board Member of the Will Allen Foundation. She has previously served on the Ohio Motor Vehicle Dealers Board and as Chair (2013) of the American International Automobile Dealers Association, a dealer-led organization representing more than 10,000 automobile dealer franchises. Ms. Ross has been recognized with numerous awards with respect to business achievements and public service. She earned a Bachelor’s degree from Emory University in Atlanta.

In her capacity as President of the Bob Ross Auto Group and her participation in other related groups, Ms. Ross has gained valuable executive and leadership experience in all aspects of business. Having served on numerous civic committees and boards, Ms. Ross is able to advise on best practices across different industries. Having served governmental agencies, she also is able to advise on interactions with regulators and governmental bodies.

Martin P. Slark Committees: Audit Compensation Nominating and Governance	68
Martin P. Slark has served as a director of the Company since February 1996 and served as our Lead Independent Director from November 2016 until November 2019. Mr. Slark was most recently employed by Molex Incorporated (“Molex”), a manufacturer of electronic, electrical and fiber optic interconnection products and systems, serving as its Chief Executive Officer from 2005 until his retirement in November 2018. Mr. Slark is a director of Liberty Mutual Holding Company, Inc., where he is chair of the risk committee and sits on the executive and investment committees. Additionally, Mr. Slark is a director of Northern Trust Corporation. Mr. Slark is a Companion of the British Institute of Management and received a Masters in Business Administration degree from the University of East London and a Post-Graduate Diploma in Management Studies from Portsmouth University.

Name and Committee Memberships	Age	Business Experience During the Past Five Years and Other Information

As a former Chief Executive Officer of a multi-national company, Mr. Slark has extensive experience running a large organization. Mr. Slark worked for Molex for over 40 years in Europe, Asia and the United States. Mr. Slark’s leadership skills, experience with strategic planning and contacts have been a significant benefit to the Board.

Gary Yablon Committees: Audit Compensation Nominating and Governance	60
Gary Yablon has served as a director of Hub Group since May 2022. From 2004 to 2022 Mr. Yablon served as a Managing Partner at Impala Asset Management, an investment management firm. Mr. Yablon’s investment expertise includes securities analysis and portfolio management across industries with a focus on global transportation/industrials and logistics. Prior to Impala, he was a Managing Director at Credit Suisse First Boston responsible for all freight transportation and logistics equity research. Earlier in his career, Mr. Yablon worked at Schroder Wertheim as a Managing Director overseeing transportation related equity research and at Oppenheimer & Co. Inc. Mr. Yablon was recognized by Institutional Investor Magazine as the number one transportation analyst in one or more of the Railroads, Trucking, Airfreight, or Ground Transportation sectors for eight years in a row. In 2010 he was named to the Institutional Investor Hall of Fame. Mr. Yablon received a Bachelor of Arts in Political Science from Emory University and a Masters in Business Administration from New York University.

Mr. Yablon brings extensive industry knowledge to the Board, having formerly served as an analyst covering the transportation and logistics sectors, which provides critical support to the Board’s oversight and direction of the Company’s strategy and performance. Mr. Yablon’s long career in the financial sector also brings to the Board a keen sense of investor relations and adds to the Board’s ability to oversee the Company’s financial performance and reporting.

Can stockholders recommend or nominate directors?
Yes. Stockholders may recommend candidates to our Nominating and Governance Committee by providing the same information within the same deadlines required for nominating candidates pursuant to the advance notice provisions in our Bylaws discussed below. Our Nominating Committee will consider such candidates and apply the same evaluation criteria to them as it applies to other director candidates.
Whether recommending a candidate to our Nominating and Governance Committee or nominating a director for election by stockholders, timely written notice must be given and received by our Corporate Secretary at 2001 Hub Group Way, Oak Brook, IL 60523, either by personal delivery or by United States mail, not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (between February 25, 2024 and March 26, 2024, in the case of the 2024 Annual Meeting), provided, however, that if the meeting date is advanced more than 30 days or delayed more than 60 days from the first anniversary of the prior year’s annual meeting, timely written notice must be given and received by our Corporate Secretary not more than 90 days prior to such annual meeting and not later than the close of business on the later of (1) the 60th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made. Each notice must describe the nomination in sufficient detail for the nomination to be summarized on the agenda for the meeting and must set forth those items as required by our Bylaws. The presiding officer of the Annual Meeting of stockholders will, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting will not be considered.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) no later than March 26, 2024.
You should consult our Bylaws, posted on the “Investor Information—Corporate Governance” section of our website located at www.hubgroup.com, for more detailed information regarding the process summarized above. No stockholder nominees have been submitted for this year’s annual meeting.
What if a nominee is unwilling or unable to serve?
We do not expect that any of the nominees will be unavailable for election, but if such a situation should arise, the persons designated as proxies on the proxy card are authorized to vote in accordance with their best judgment for such substitute person or persons as may be designated by the Board of Directors unless the stockholder has directed otherwise.
Are there any family relationships between any of the directors, executive officers or nominees?
Yes – Executive Chairman David P. Yeager’s son, Phillip D. Yeager, serves as our President and Chief Executive Officer.
The Board of Directors unanimously recommends that stockholders vote
FOR the election of each of the 10 director nominees named in this proxy statement.

CORPORATE GOVERNANCE
What governance practices are in place to promote effective independent Board leadership?
The Board of Directors has adopted several governance practices to promote effective independent Board leadership, such as:
Lead Independent Director
Our Corporate Governance Guidelines provide that if the Chairman is an employee director, then the Board may select a Lead Independent Director from among the independent directors based on the recommendation of the Nominating and Governance Committee. The Company is led by Phillip D. Yeager, who has served in the roles of director and President and Chief Executive Officer since January 1, 2023. Additionally, David P. Yeager, Phillip D. Yeager’s father, serves as Executive Chairman of the Board of Directors and served as Chief Executive Officer from 1995 until December 31, 2022. The Board of Directors believes that the service of Phillip D. Yeager and David P. Yeager is in the best interest of our Company and its stockholders because this leadership structure has promoted continuity of leadership, promotes a unified vision for our Company, strengthens the ability of the CEO to develop and implement strategic initiatives and facilitates our Board’s efficient and effective functioning. Recognizing the importance of having a strong independent board leadership structure to ensure accountability, Mr. McNitt has been designated by the Board as our Lead Independent Director. The Board believes having a Lead Independent Director is a valuable addition to our Board structure and facilitates the effective performance of the Board in its role providing governance and independent oversight.
Committee Structure; Annual Self-Evaluations and Board Succession Planning
The Board of Directors believes that it and its three standing Board Committees provide an appropriate framework for overseeing the Company’s management and operations and strike a sound balance with appropriate oversight. The Board and each standing committee annually perform self-evaluations using a process approved by the Nominating and Governance Committee. In addition, directors are asked to provide candid feedback on individual Board members to the Chairperson of the Nominating Committee or the Chairman of the Board, who then meet to discuss individual director performance and succession considerations and any necessary follow-up actions. The Board is collegial and all Board members are well engaged in their responsibilities. All Board members express their views and are open to the opinions expressed by other directors.
Regularly Scheduled Independent Director Sessions
The Company’s non-management directors regularly meet in executive session, typically in conjunction with Board meetings. Mr. McNitt, as Lead Independent Director, presides over all executive sessions of the non-management independent directors.
Annual CEO Performance Evaluations
Each year, the Compensation Committee meets to evaluate the Chief Executive Officer’s performance prior to making compensation decisions relative to the CEO. All independent directors, including the Lead Independent Director, are invited to provide input into this discussion.
What is the Board’s role in risk oversight?
The Board of Directors, as a whole and at the committee level, is ultimately responsible for overseeing risk management at the Company. The Board has delegated certain of its risk oversight responsibilities to its committees, as described below. Each committee regularly reports to the Board regarding its risk management activities.
•	The Board has delegated to the Compensation Committee responsibility for oversight of risks relating to human capital matters, including our employee compensation plans, policies, and programs.
•
The Board has delegated to the Audit Committee various risk management responsibilities related to the financial, internal control, environmental, cybersecurity and litigation risks of the Company. The Board has also charged the Audit Committee with the responsibility for undertaking periodic comprehensive risk review, which includes a review of the steps taken by the Company to mitigate key risks identified by management. Any issues that arise from this discussion are then reviewed with the entire Board as necessary.

•	The Board has delegated to the Nominating and Governance Committee oversight of managing the risks related to succession planning.

Implicit in delegated oversight described above is the oversight of Environmental, Social and Governance (ESG) matters. The Board believes that the Audit Committee oversees risk related to environmental matters, the compensation committee oversees risks related to social matters, including diversity and inclusion, and the Nominating and Governance Committee oversees risks related to governance matters.
The risk oversight function is also supported by our Executive Chairman and our Chief Executive Officer, whose industry leadership, tenure and experience provide a deep understanding of the risks that the Company faces. Collectively, these processes are intended to provide the Board of Directors as a whole with an in-depth understanding of risks faced by the Company. The Board of Directors believes that this division of risk management responsibilities among the Executive Chairman and Chief Executive Officer, each of whom has an integral role in our day-to-day risk management processes, together with the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and an experienced senior management team, effectively addresses the material risks facing Hub Group. Our Board further believes that our leadership structure, described above, supports the risk oversight function of the Board as it allows our independent directors, through the three fully independent Board committees and in executive sessions of independent directors, to exercise effective oversight of management’s actions in identifying risks and implementing effective risk management policies and controls.
What functions are performed by the Audit, Compensation, and Nominating and Governance Committees?
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each with a Board-adopted written charter available on the “Investors—Corporate Governance” section of our website located at www.hubgroup.com. Current information regarding these committees is set forth below. In addition to the functions outlined below, each such committee performs an annual self-evaluation and periodically reviews and reassesses its charter.
Name of Committee and Members	Committee Functions
AUDIT
Mr. McNitt (Chair) Ms. Boosalis Ms. Dykstra Mr. Flannery Mr. Kenny Ms. Ross Mr. Slark Mr. Yablon
• Selects the independent auditor
• Annually evaluates the independent auditor’s qualifications, performance, and independence, as well as the lead audit partner; periodically considers the advisability of audit firm rotation; discusses the nature, scope and rigor of the audit process; and reviews the annual report on the independent auditor’s internal quality control procedures and any material issues raised by its most recent review of internal quality controls
• Pre-approves audit engagement fees and terms and all permitted non-audit services and fees, and discusses the audit scope and any audit problems or difficulties
• Discusses the annual audited and quarterly unaudited financial statements with management and the independent auditor
• Reviews with management and auditors the quality and adequacy of our internal control over financial reporting and establishes procedures for receipt, retention and treatment of complaints regarding accounting or internal controls
• Discusses the types of information to be disclosed in earnings press releases
• Discusses policies governing the process by which risk assessment and risk management are undertaken
• Reviews internal audit activities, projects and budget
• Discusses with our General Counsel legal matters having an impact on financial statements
• Furnishes the committee report required in our proxy statement

Name of Committee and Members	Committee Functions
COMPENSATION
Mr. Kenny (Chair) Mr. McNitt Ms. Boosalis Ms. Dykstra Mr. Flannery Ms. Ross Mr. Slark Mr. Yablon
• Reviews and approves corporate goals and objectives relevant to CEO compensation
• Determines executive officer compensation (including CEO and Executive Chairman compensation) and recommends Board compensation for Board approval
• Oversees overall compensation philosophy and principles
• Establishes short-term and long-term incentive compensation programs for executive officers
• Oversees stock ownership guidelines and holding requirements for Board members and executive officers
• Reviews and discusses disclosure regarding executive compensation, including Compensation Discussion and Analysis and compensation tables (in addition to preparing the report on executive compensation for our proxy statement)
• Selects and determines fees and scope of work of its compensation consultant
• Oversees and evaluates the independence of its compensation consultant and other advisors

NOMINATING AND GOVERNANCE
Ms. Boosalis (Chair) Mr. McNitt Ms. Dykstra Mr. Flannery Mr. Kenny Ms. Ross Mr. Slark Mr. Yablon
• Develops and recommends criteria for selecting new directors
• Identifies, screens and recommends to our Board individuals qualified to serve on our Board
• Recommends Board committee structure and membership, including the recommendation of a lead independent director
• Assists the Board with succession planning
• Develops, recommends and annually assesses Corporate Governance Guidelines and corporate governance practices and makes recommendations for changes to the Board
• Oversees the process governing annual Board, committee and director evaluations

Does Hub Group have an audit committee financial expert serving on its Audit Committee?
Yes. Our Board has determined that Mr. McNitt is an “audit committee financial expert” as that term is defined in the regulations promulgated under the Exchange Act. Additionally, the Board has determined that all members of the Audit Committee are able to read and understand fundamental financial statements within the meaning of Nasdaq’s Audit Committee requirements. The SEC has determined that designation as an audit committee financial expert will not cause a person to be deemed to be an “expert” for any purpose.
How often did the Board and its committees meet in 2022?
During 2022, our Board, Audit Committee, Compensation Committee and Nominating and Governance Committee met seven, ten, four and three times, respectively. During 2022, each incumbent director attended at least 75% of the total of all meetings of the Board and the committees on which he or she served during the period for which he or she was a director and a member of each applicable committee.
What is Hub Group’s policy regarding Board member attendance at the Annual Meeting?
The Company encourages each member of the Board of Directors to attend each Annual Meeting of stockholders unless attendance is not feasible due to unavoidable circumstances. This year, because we are again holding a virtual Annual Meeting, no directors will be present in person but all are encouraged to access the virtual Annual Meeting. All persons serving as Board members at the time accessed the Company’s 2022 virtual annual meeting of stockholders.

Does Hub Group have a management succession plan?
Yes. Our Board of Directors ensures that a formalized process governs long-term management development and succession. Our Board formally reviews our management succession plan at least annually. Our comprehensive program encompasses not only our CEO but also other executive officers. The program focuses on key succession elements, including identification of potential successors for positions when it has been determined that internal succession is appropriate, together with an assessment of each potential successor’s level of readiness. In 2022, the Board, working with David P. Yeager, executed its succession plan and appointed Phillip D. Yeager, effective January 1, 2023, as the Company’s President and Chief Executive Officer. In connection with Phillip D. Yeager’s appointment as President and Chief Executive Officer, the Board appointed him a director and David P. Yeager will continue his service to the Company as Executive Chairman.
Are there share ownership guidelines and holding requirements for Board members and senior officers?
Yes. Details of our share ownership guidelines and holding requirements for Board members and senior officers are included in the Hub Group, Inc. Stock Ownership Guidelines. See “Director Compensation” and “Executive Compensation – Compensation Discussion and Analysis—Stock Ownership Guidelines” for more information on such ownership guidelines and holding requirements. Administrative details pertaining to these matters are established by the Compensation Committee.
Does the Company have a policy regarding hedging?
Yes – our policy prohibits Board members and executive officers from engaging in hedging transactions involving Hub Group securities, including forward sale or purchase contracts, equity swaps, collars or exchange funds. We view such transactions as speculative in nature and, therefore, creating the appearance that the transaction is based on material non-public information.
How can I communicate with the Board of Directors?
Stockholders may communicate directly with the Board of Directors. All communications should be directed to the Company’s Corporate Secretary at the address set forth in this Proxy Statement and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. Each stockholder communication intended for the Board of Directors and received by the Corporate Secretary which is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures.
Where can I find more information about Hub Group’s corporate governance practices?
Our governance-related information is posted on www.hubgroup.com under “Investor Information— Corporate Governance,” including our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, the charter of each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee, and the name of our lead independent director. This information is also available in print to any stockholder who sends a written request to: Investor Relations, Hub Group, Inc. 2001 Hub Group Way, Oak Brook, Illinois 60523.

DIRECTOR COMPENSATION
The following table and text summarizes the compensation earned by or paid to each person who served as a non-employee member of our Board of Directors during all or any part of 2022. Mr. David P. Yeager was not separately compensated for his service on the Board, and his executive compensation is discussed under “Executive Compensation” below. In addition, we reimburse directors for certain fees and expenses incurred in connection with continuing education seminars and for travel and expenses related to Hub Group business.
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Mary H. Boosalis(2)	$100,000	$200,070	$300,070
Lisa Dykstra(3)	$35,525	$150,008	$185,533
Michael E. Flannery(3)	$50,000	$150,029	$200,029
James C. Kenny	$100,000	$200,070	$300,070
Peter B. McNitt	$100,000	$200,070	$300,070
Charles R. Reaves(4)	$89,674	$200,070	$289,744
Janell R. Ross	$100,000	$200,070	$300,070
Martin P. Slark	$100,000	$200,070	$300,070
Gary. Yablon(3)	$35,525	$150,008	$185,533
Jonathan P. Ward(4)	$25,000	$200,070	$225,070
(1)
Represents the aggregate grant date fair value of restricted stock awards in 2022 in accordance with FASB ASC Topic 718. Information about the assumptions made in the valuation of these awards is included in Note 14 of the annual consolidated financial statements in our 2022 Annual Report on Form 10-K, filed with the SEC on February 24, 2023. As of December 31, 2022, each of the directors listed in the table above had the following number of shares of restricted Class A Shares that were not vested: Ms. Boosalis (2,375), Ms. Dykstra (2,132), Mr. Flannery (2,139), Mr. Kenny (2,375), Mr. McNitt (2,375), Mr. Reaves (0), Ms. Ross (2,375), Mr. Slark (2,375), Mr. Yablon (2,132), and Mr. Ward (0).

(2)	Ms. Boosalis deferred $50,000 of her fees under the Company’s nonqualified deferred compensation plan (the “DCP”).
(3)	Mr. Flannery was appointed a director, effective April 1, 2022. Ms. Dykstra and Mr. Yablon were each appointed a director, effective May 24, 2022.
(4)
Mr. Reaves resigned from the Board, effective August 23, 2022 and, in connection therewith, he received his fees on a pro-rata basis through the date of his resignation and, in recognition of his years of distinguished service to the Company, the vesting of his 2022 equity was accelerated. Mr. Ward received a quarterly payment at the beginning of 2022 and resigned from the Board, effective, January 11, 2022. As a result of Mr. Ward’s resignation his unvested 2022 equity award was forfeited.

Directors who are not our employees and served on our Board of Directors for an entire year receive an annual cash retainer of $100,000 (payable in quarterly installments) plus a grant of shares of restricted Class A Shares with a targeted value on the date of grant of $200,000. The forms and amounts of director compensation outlined above were recommended by the Compensation Committee, and approved by the Board, after taking into account market data and recommendations of the Compensation Committee’s compensation consultant.
To directly align the interests of our non-employee directors with the interests of the stockholders, our Board has adopted stock ownership guidelines that require each non-employee director to maintain a minimum ownership interest in the Company. The current ownership guideline requires that a director acquire and maintain shares with a value of at least three times his or her annual cash retainer within five years of election to the Board. Until reaching the ownership target, non-employee directors must retain a minimum of 25% of the stock granted to them in any one year. As of December 31, 2022, all directors are in compliance with these ownership guidelines.

DIRECTOR INDEPENDENCE
Is Hub Group subject to the Nasdaq governance rules regarding director independence?
The Board of Directors has determined that the Company is a “controlled company” as that term is defined by Nasdaq since the members of the Yeager family, pursuant to their ownership of Class A Shares and all outstanding Class B Shares, control approximately 59.6% of the voting power of the Company as of March 29, 2023. Under Nasdaq rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain Nasdaq corporate governance standards, including:
•	the requirement our Board include a majority of independent directors;
•	the requirement that we have a compensation committee of independent directors; and
•	the requirement that director nominees be selected by either a majority of a company’s independent directors or by a committee composed entirely of independent directors.
We are, however, subject to the Nasdaq and SEC rules that require full independence of our Audit Committee as well as the requirement for regular executive sessions by the independent directors. As a result, our Audit Committee is entirely comprised of independent directors.
Despite this exemption, as a matter of good governance, we have determined that a substantial majority of our directors should satisfy the independence requirements set forth in Nasdaq’s listing standards and that our Compensation Committee and Nominating and Governance Committee also should consist solely of independent directors. The Nasdaq listing standards define specific relationships that disqualify directors from being independent and further require that the Board affirmatively determine that a director has no material relationship with Hub Group in order to be considered “independent.” The SEC’s rules and Nasdaq’s listing standards contain separate definitions of independence for members of audit committees and compensation committees, respectively.
How does the Board of Directors determine director independence?
The Board of Directors determines the independence of each director and director nominee in accordance with the elements of independence set forth in the Nasdaq listing standards and SEC rules. The Board first considers whether any director or nominee has a relationship covered by the Nasdaq listing standards that would prohibit an independence finding for Board or committee purposes. Any director who has a material relationship with Hub Group or its management is not considered to be independent. A copy of our existing guidelines for determining director independence, included in our Corporate Governance Guidelines, is available on the Investors – Corporate Governance page of our Company’s website, www.hubgroup.com.
Are all of the directors and nominees independent?
Our Executive Chairman, David P. Yeager, and our President and CEO, Phillip D. Yeager, are our only non-independent directors. Our Board has affirmatively determined that eight of our ten director nominees, namely Mses. Boosalis, Dykstra, and Ross and Messrs. Flannery, Kenny, McNitt, Slark, and Yablon, are independent under Nasdaq listing standards. Our Board has made a determination as to each independent director and former independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. In making these determinations, our Board reviewed and discussed information provided by the directors and the Company regarding each director’s business and personal activities as they may relate to the Company, its management and/or its independent registered public accounting firm. The Board also has determined that each person who currently serves or who served in 2022 on the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee meets or met, as applicable, the Nasdaq independence requirements for membership on those committees and, as to the Audit Committee, SEC rules. In reaching the determination that Mr. Slark is independent, the Board considered that Mr. Slark’s son, David Slark, has been employed by the Company since 2017 and currently serves as Vice President, Insurance and Risk Management, a non-executive officer position, as described in more detail under “Transactions with Management and Others.” Mr. Slark, although a member of the Compensation Committee which approves decisions pertaining to his son’s compensation, does not participate in discussions that involve his son’s compensation or in his performance evaluations. David Slark’s cash compensation and equity awards also are approved by the Audit Committee (again with Mr. Slark not participating) pursuant to our related-party transactions approval policy.

TRANSACTIONS WITH MANAGEMENT AND OTHERS
Does the Board of Directors have a related-party transactions approval policy?
Yes. Our Related Person Transaction Policy governs the review, approval and ratification of transactions involving the Company and related persons. Related persons include our executive officers, directors, director nominees, 5% or greater stockholders and immediate family members of such persons, and entities in which one of these persons has a direct or indirect material interest. Under this policy, prior to entering into any related-person transaction, the Company’s General Counsel is to be notified of the facts and circumstances of the proposed transaction, including: (i) the related person’s relationship to the Company and interest in the transaction; (ii) the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; (iii) the benefits to the Company of the proposed transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.
The General Counsel then assesses whether the proposed transaction is a related person transaction for purposes of the policy and SEC rules. If the General Counsel determines that the proposed transaction is a related person transaction for such purposes, the proposed transaction is then submitted to the Audit Committee for its consideration; except for related parties who are employees, which process is described below. The Audit Committee considers all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director’s independence, in the event a person involved with, or connected to, the proposed transaction is a director; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally. No member of the Audit Committee participates in any review, consideration or approval of any related person transaction with respect to which such member or any of his immediate family members is the related person. The Audit Committee then makes a recommendation to the Board. The Board approves only those proposed transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as determined by the Board. If the Company becomes aware of a related person transaction that has not been previously approved or ratified by the Board or the Audit Committee, a similar process is undertaken by the Board and the Audit Committee to determine if the existing transaction should continue or be terminated and/or if any disciplinary action is appropriate. The General Counsel may also develop, implement and maintain from time-to-time certain administrative procedures to ensure the effectiveness of this policy. A copy of our Related Person Transaction Policy is available on the Investors – Corporate Governance page of our website, www.hubgroup.com.
What related-party transactions existed in 2022 or are planned for 2023?
In accordance with the Company’s Related Person Transaction Policy, all compensation paid to related party employees is reviewed and approved by the Compensation Committee. Phillip D. Yeager and Matthew Yeager, who are children of David P. Yeager, serve as President and Chief Executive Officer and Executive Vice President – Procurement, respectively. David Slark, the son of Martin Slark, serves as Vice President, Insurance and Risk Management. Each of Messrs. Phillip D. Yeager, Matthew Yeager, and Slark earned in excess of $120,000 in salary and bonuses for 2022. Each individual’s compensation is comparable to other employees with equivalent qualifications, experience and responsibilities at the Company. All compensation for the foregoing individuals was approved by our Compensation Committee, with Mr. Martin Slark not participating in the discussions with respect to the compensation of his son, David Slark.
In August 2022, the Company entered into a Common Stock Exchange and Repurchase Agreement (the “Exchange Agreement”) with entities affiliated with David P. Yeager, then the Company’s Chairman of the Board of Directors and Chief Executive Officer (collectively, the “DPY Entities”) and entities affiliated with Mark A. Yeager, the brother of David P. Yeager (collectively, the “MAY Entities”). Pursuant to the Exchange Agreement, the MAY Entities transferred 243,755 shares of Class B Common Stock, $0.01 par value per share, to the DPY Entities in exchange for 342,728 shares of Class A Common Stock, $0.01 par value per share (the “Class A Exchange Shares”; such transfer in exchange for the Class A Exchange Shares is referred to herein as the “Exchange”). Immediately after the consummation of the Exchange, the MAY Entities sold to the Company (i) all of the Class A Exchange Shares and (ii) 87,393 shares of Class B Common Stock (the “Remaining Class B Shares”), representing all of the remaining shares of Class B Common Stock owned by the MAY Entities, for an aggregate purchase price of $34.8 million (the “Repurchase” and, together with the

“Exchange,” the “Transaction”). The purchase price for the Repurchase was based on a price per share equal to the closing price of Class A Common Stock on the Nasdaq Global Market on the date of the Agreement. In accordance with the Company’s Amended and Restated Certificate of Incorporation, the Remaining Class B Shares acquired by the Company were cancelled and converted into Class A Common Stock upon acquisition and are not available for reissuance. The Transaction was approved by the Audit Committee of the Board pursuant to the Company’s Related Person Transaction Policy approval procedures.
DELINQUENT SECTION 16(A) REPORTS
Based solely upon our review of the Forms 3, 4 and 5 filed pursuant to Section 16(a) of the Exchange Act, as amended, during (or with respect to) our most recent fiscal year and written representations from our officers and directors that no other reports were required, we believe that all of our directors, officers and beneficial owners of more than 10% of the Company’s common stock have filed all such reports on a timely basis during 2022, except one Form 3 for Michael E. Flannery, which was filed late due to EDGAR access issues.

EXECUTIVE COMPENSATION
This section provides details of compensation during 2022 for our “Named Executive Officers”: David P. Yeager (effective January 1, 2023, Executive Chairman; Chief Executive Officer through December 31, 2022), Phillip D. Yeager (effective January 1, 2023, President and Chief Executive Officer; Chief Operating Officer through December 31, 2022), Geoffrey F. DeMartino (Executive Vice President, Chief Financial Officer and Treasurer), Vincent C. Paperiello (Former Executive Vice President – President, Intermodal and Chief Solutions Officer), and Thomas P. LaFrance (Executive Vice President, General Counsel and Corporate Secretary).
Compensation Discussion and Analysis
Overview of Compensation Program
Our Compensation Committee has the responsibility for determining the compensation that is paid or awarded to our Company’s executive officers (for purposes of this proxy statement, the term “executive officer” means the senior leadership of the Company, including those officers subject to the reporting and liability provisions of the Securities and Exchange Act of 1934 (“Section 16 Officers”) and Named Executive Officers). Our Compensation Committee consists of the eight current independent members of the Board. Our Compensation Committee strives to ensure that the total compensation paid to our executive officers is fair, reasonable, competitive and drives behavior that increases stockholder value over the long term.
Compensation Best Practices
We strive to align our executives’ interests with those of our stockholders and to follow sound corporate governance practices. We believe our compensation program strikes the appropriate balance between using responsible pay practices and appropriately incentivizing our executives to create value for our stockholders. This balance is evidenced by the following:
Compensation Practice	Hub Group Policy
Pay for performance
A meaningful part of executive compensation is performance based, including our annual cash incentive, which is based on diluted earnings per share (“EPS”) for our Executive Chairman and our President and Chief Executive Officer, and based on a combination of EPS and personal goals for all other executives, and our long-term incentive, which is based on the Company’s earnings before interest, income tax, depreciation and amortization (“EBITDA”) as a percentage of gross margin. Annual restricted stock grants to executive officers are fifty percent performance-based and fifty percent time-based.

Robust stock ownership guidelines and holding requirements
Our stock ownership guidelines and holding requirements create further alignment with stockholders’ long-term interests. See “Director Compensation” and “Executive Compensation – Compensation Discussion and Analysis—Stock Ownership Guidelines”.

No employment agreements	We have no employment, severance or golden parachute agreements with any of our Named Executive Officers and therefore, no excise tax gross-ups.
Multi-year vesting period for restricted stock awards	Time-based restricted stock awards and performance-based restricted stock awards generally have a 5- and 3-year vesting period, respectively.
No hedging Hub Group securities	Our policy prohibits executive officers and directors from engaging in hedging transactions involving our stock. See “Corporate Governance – Does the Company Have a Policy Regarding Hedging?”.
Tax gross-ups	We do not provide tax gross-up payments except in connection with annual physicals that Section 16 Officers may receive.
No repricing underwater stock options without stockholder approval	Our equity incentive plan prohibits repricing underwater stock options, reducing the exercise price of stock options or replacing awards with cash or another award type, without stockholder approval.
Annual compensation risk assessment	At least annually, our Compensation Committee assesses the risk of our compensation program.

Compensation Philosophy and Objectives
Our Company’s compensation philosophy is designed to link executive performance to long-term stockholder value, connect pay with individual performance, maintain a compensation system that is competitive with industry standards and attract and retain outstanding executives. We seek to incentivize our executives through both short-term and long-term awards, with a goal of rewarding superior Company performance. Our ultimate objective is to improve stockholder value.
Our Compensation Committee evaluates both performance and compensation to ensure that our Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, our Compensation Committee believes executive compensation packages provided to our executives should include both cash and stock-based compensation that reward performance as measured against pre-established goals.
Role of Executive Officers in Compensation Decisions
Our Compensation Committee, with input and recommendations from our Executive Chairman and our Chief Executive Officer, makes all compensation decisions for the executive officers and approves, if deemed appropriate, recommendations of equity awards to all executive officers of the Company. However, our Executive Chairman and our Chief Executive Officer do not play any role in the Compensation Committee’s determination of their own compensation. Our Executive Chairman and our Chief Executive Officer annually review the performance of the executive officers. The conclusions reached and recommendations based on these reviews, including salary adjustments and annual stock and cash award amounts, are presented to the Compensation Committee. Our Compensation Committee can exercise its discretion in modifying any recommended adjustments of stock or cash awards to executives.
Setting Executive Compensation
Based on the foregoing objectives, our Compensation Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.
Compensation Consultant. To help the Company achieve its compensation objectives, our Compensation Committee engaged Korn Ferry Hay Group (“Korn Ferry”) as its independent compensation consultant for 2022. Korn Ferry (or its predecessor, Hay Group) has been the compensation consultant to the Compensation Committee since 2004. The consultant’s role is to advise our Compensation Committee on all executive compensation matters. The Compensation Committee asked the consultant to provide relevant market data and evaluate the Company’s total compensation system relative to the compensation systems employed by comparable companies in the transportation industry and the overall U.S. industrial market. The consultant provides an additional measure of assurance that the Company’s executive compensation program is a reasonable and appropriate means to achieve our objectives.
Market Benchmarking. A benchmark group of publicly traded companies in the transportation industry is chosen based on comparable revenue, market capitalization and number of employees. The peer group is used annually by our Compensation Committee to ensure that Hub Group’s compensation programs offer competitive total compensation opportunities and reflect best practices in compensation plan design. For 2022, the companies comprising the “Compensation Peer Group” were(1):
ArcBest Corporation	Old Dominion Freight Line, Inc.
Forward Air, Inc.	Ryder System, Inc.
GXO Logistics, Inc.	Saia, Inc.
JB Hunt Transportation Services, Inc.	Schneider National, Inc.
Knight-Swift Transportation Holdings, Inc.	Werner Enterprises, Inc.
Landstar Systems, Inc.
(1)
Echo Global Logistics, Inc. ceased to be a publicly traded company in 2021 and was removed from the Compensation Peer Group in 2022 due to lack of available compensation and financial information. The Company added GXO Logistics, Inc. to its Compensation Peer Group in 2022.

In addition, information on annual base salary increases and compensation data for the U.S. general industrial markets is provided by our Compensation Committee’s independent compensation consultant.
The Company’s Executive Chairman and Chief Executive Officer develop pay recommendations for the Company’s executives based on (i) market data, (ii) each executive’s individual performance and functional responsibilities and (iii) Company performance, both financial and non-financial. Our Compensation Committee, with the advice of its independent compensation consultant, reviews and, if appropriate, approves these pay recommendations. Our Compensation Committee also sets the base salary and incentive opportunities for the Company’s Executive Chairman and Chief Executive Officer based on (i) the aforementioned market data, (ii) the Chief Executive Officer’s individual performance and responsibilities and (iii) Company performance, both financial and non-financial.
Our Compensation Committee generally seeks to set the base salary for executive officers at a competitive level compared to similarly situated executives according to survey data from the Korn Ferry Executive Compensation Report (the “Korn Ferry survey”). Our Compensation Committee also considers, on a secondary basis, the executive compensation disclosure included in the proxy statements of the companies comprising the Compensation Peer Group. Variations to this objective do occur as dictated by the experience level of the individual, personal performance and market factors.
There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, our Compensation Committee reviews information provided by our compensation consultant to determine the appropriate level and mix of incentive compensation. Pay for such incentive compensation is awarded as a result of the performance of the Company or the individual, depending on the type of award, compared to pre-established goals.
2022 Advisory vote on Executive Compensation
Hub Group’s stockholders overwhelmingly approved the Company’s 2022 and 2021 compensation for named executive officers with over 98% of the votes cast approving each year.
Our Compensation Committee reviewed the results of the 2022 stockholder advisory vote on Named Executive Officer compensation and incorporated the results as one of the many factors considered in connection with the discharge of its responsibilities. Since a substantial majority of our stockholders voting at the annual meeting approved the compensation program described in our 2022 Proxy Statement, the Compensation Committee did not implement changes to our executive compensation program as a direct result of the stockholders’ advisory vote. Our Compensation Committee will continue to review and consider the results of the stockholder advisory vote on Named Executive Officer compensation and may make changes based on that review.
2022 Executive Compensation Components
The Company’s executive compensation program has three main components--base salary, annual incentives, and long-term incentives. Base salary and annual incentives are primarily designed to reward current and past performance. Long-term incentives are primarily designed to provide strong incentives for long-term future Company growth.
Base Salary. To attract and retain qualified executives, base salary is provided to our executive officers. The base salary is determined based on position and responsibility using competitive criteria. During its review of base salaries for the executives, our Compensation Committee primarily considers (i) market data provided by our outside consultants, (ii) an internal review of the executive’s compensation, both individually and relative to other officers, and (iii) individual performance of the executive. Salary levels are typically reviewed annually as part of our annual performance review process as well as upon a promotion or other change in job responsibilities. Increases are based on increases in the cost of living, individual performance and market data. For 2022, the Compensation Committee provided salary increases of -0-% for Mr. David P. Yeager, 10.0% for Mr. Phillip D. Yeager, 4.2% for Mr. DeMartino, 5.0% for Mr. Paperiello, and 3.0% for Mr. LaFrance.
Annual Cash Incentive. The Company’s annual cash incentive recognizes and rewards executives for taking actions that build the value of the Company and generate competitive total returns for stockholders. Our annual cash incentive is determined with the assistance of the Korn Ferry survey referred to above. For 2022, the value of Mr. David P. Yeager’s target award was 125% of his annual base salary, Mr. Phillip D. Yeager’s target award was 100% of his annual base salary, Mr. DeMartino’s target award was 60% of his annual base salary, Mr. Paperiello’s target award was 70% of his annual base salary, and Mr. LaFrance’s target award was 50% of his annual base salary. This incentive is based solely on diluted earnings per share (“EPS”) for Mr. David P. Yeager and Mr. Phillip D. Yeager. For our other executive officers, this incentive is based on a combination of EPS (80%) and on individual performance compared against certain pre-determined personal goals (20%). The personal goals vary by officer. For 2022, the personal goals for officers responsible for each of our service lines were generally tied to specific financial metrics for the service line managed by the executive. For our other executives, the personal goals were generally tied to specific objectives within their area of responsibility. The personal goals are generally set at a level that is believed to be achievable with superior personal performance.
Each year, our Compensation Committee sets an EPS target, which may take into account certain items deemed by the Compensation Committee to be unusual or non-operating in nature and the impact of any share repurchase program. Once the year is completed, Hub Group’s earnings per share is compared against the EPS target. If the EPS target is not met, but the threshold EPS target is met or exceeded, we generally pay a reduced incentive based on a sliding scale between threshold and target. If the threshold target is not met, we generally do not pay any cash incentive related to the EPS. Similarly, our executives can earn up to 200% of their EPS target incentive if we substantially exceed our EPS target, with the incentive being paid based on a sliding scale between target and the maximum level EPS target. For 2022, the Compensation Committee set the threshold EPS target at $5.06 to receive any portion of the EPS cash incentive, the full value EPS target at $5.90 and the maximum level EPS target at $6.25. For 2022 our actual EPS was $10.64, which resulted in a payout based on EPS of 200%.
Mr. DeMartino’s target incentive related to personal goals was $60,000 and he earned $30,000 based on achievement of 50% of his personal goals. Mr. Paperiello’s target incentive related to personal goals was $120,540 and he earned $56,503 based on achievement of 47% of his personal goals. Mr. LaFrance’s target incentive related to personal goals was $45,320 and he earned $45,320 based on achievement of 100% of his personal goals. All cash compensation is approved by our Compensation Committee before it is paid to our executive officers.
Long-Term Equity Incentives. The Company’s Long-Term Equity Incentive (“LTI”) Program serves to reward executive performance that successfully executes the Company’s long-term business strategy and builds stockholder value. The LTI Program allows awards of options and stock appreciation rights, time and performance based restricted stock and performance units. The LTI Program encourages participants to focus on long-term Company performance and provides an opportunity for executive officers and certain designated key employees to increase their ownership stake in the Company through grants of Class A Shares. The Company adopted the Hub Group, Inc. 2022 Long-Term Incentive Plan in connection with its LTI Program.
The Company has historically made an annual grant of restricted stock to its executive officers. Our Compensation Committee reviews management’s recommendation and approves restricted stock awards for each Section 16 Officer. Our restricted stock grants for Section 16 Officers typically vest ratably, once per year, over five years and, beginning in 2018, consisted of a performance-based restricted stock grant in addition to time-based restricted stock grant. That program of restricted stock grants continued in 2022 (the “2022 LTI Awards”) when the Compensation Committee granted the restricted awards to executives in January 2022.
For the 2022 LTI Awards, the Compensation Committee first established the long-term incentive target opportunity for each executive in the LTI Program. The target value was a target number of restricted shares for the individual awards. The 2022 LTI Awards consisted of 50% performance-based restricted stock vesting upon the third anniversary of the grant date and 50% time-based restricted stock vesting ratably, once per year, over a five-year period, subject to the executive’s continued employment. There are no other metrics tied to vesting of these time-based awards. The Compensation Committee has the discretion to accelerate the vesting of these awards.
For all participants, vesting of the performance-based 2022 LTI Awards is tied to achievement of the Company’s earnings before interest, income tax, depreciation and amortization (“EBITDA”) as a percentage of gross margin for the three-year period ending December 31, 2024.
The Compensation Committee set a threshold, target, and maximum level for this performance measure under each of the 2022 LTI Awards. The levels were designed such that the underlying performance-based shares will not vest if we do not at least achieve the minimum level (threshold) of performance. Vesting at target level requires us to fully meet our performance expectations and full vesting at the maximum level requires a high level of performance. Forfeiture or grant of additional shares at performance levels between threshold, target and maximum is determined based on straight-line interpolation, with steps, for these shares.
The following table presents the possible payouts for shares of performance-based restricted stock at different levels of performance:
2022 Performance Metric	Achievement at or below Threshold	Achievement above Threshold	Achievement At Target Level	Achievement above Target Level	Achievement of Maximum Level
EBITDA as a percent of gross margin: Total Payout	0%	Payout interpolated from Threshold to Target Level with steps	100%	Payout interpolated from Target Level to Maximum Level with steps	200%
The performance shares will vest and be released to the awardee if and only to the extent the Compensation Committee certifies that the performance levels for the awards have been satisfied.
There are significant assumptions built into the achievement levels described above for the 2022 LTI Awards. The Compensation Committee retains discretion to adjust the achievement levels when market conditions or other events (such as acquisitions or divestitures) occur during the performance period that were not anticipated in the design of the awards at grant.
In November 2021, our Compensation Committee delegated to our Chief Executive Officer the ability to grant up to 75,000 shares of time-based restricted stock in the aggregate to non-Section 16 officers during 2022. Our Chief Executive Officer grants this stock from time to time to new hires or in connection with a promotion or outstanding performance by current employees. During 2022, under this authority, our CEO awarded a total of 26,801 shares (valued, in the aggregate, at $1,958,550) to 85 employees.
The Company has not granted any stock options since 2003.
Vesting of 2020 LTI Awards. In 2020, certain senior Company executives received grants of performance-based restricted stock for the three-year performance period ending on December 31, 2022, using EBITDA as a percentage of gross margin as the performance metric.
The performance criteria for the 2020 LTI Award is set forth in the table below, with payouts interpolated if performance falls below the measures below.
EBITDA as a % of Gross Margin	Payout Level
46.7% or less	0%
46.8%	20%
48.1%	40%
49.4%	60%
50.7%	80%
52.0%	100%
53.3%	120%
54.6%	140%
55.9%	160%
57.2%	180%
58.5%	200%

The Company’s actual results for EBITDA as a percent of gross margin for 2020 LTI Awards exceeded 58.5%, which resulted in a payout equal to 200%. The resulting share amounts earned by our Named Executive Officers are set forth in the table below. Mr. DeMartino and Mr. LaFrance did not receive an LTI Award in 2020.
Named Executive Officer	Shares Earned in settlement of Performance- Based Restricted Stock (#)
David P. Yeager	40,000
Phillip D. Yeager	16,000
Geoffrey F. DeMartino	n/a
Vincent C Paperiello	10,000
Thomas P. LaFrance	n/a
Perquisites and Other Compensation
The Company provides executive officers with perquisites and other personal benefits that the Company and our Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
All of our named executive officers have the opportunity to participate in our 401(k) plan and receive matching funds up to the federally allowed maximum match. We provide life insurance to all of our named executive officers valued at one times each executive’s annual base salary, subject to a $150,000 limit. The Company also maintains the non-qualified deferred compensation plan (“DCP”) and provides a matching contribution to participants. The Company makes available to its executive officers an annual physical at a local hospital in which the Company pays the taxes associated with this benefit. The Company allows personal use of its fractional airplane interests by certain executive officers. Personal use of our aircraft interests requires approval by the Chief Executive Officer. Our executives must reimburse the Company for their personal use of our aircraft interests at the Standard Industry Fare Level plus either 20% or 30%, depending on the aircraft.
Retirement and Other Benefits
Pension Benefits
We do not provide pension arrangements or subsidized post-retirement health coverage for our executives or employees.
Non-qualified Deferred Compensation
Our executive officers, in addition to certain other key managerial employees, are entitled to participate in the DCP. Pursuant to this plan, eligible employees can defer certain compensation on a pre-tax basis. The DCP is discussed in further detail below under the heading “2022 Nonqualified Deferred Compensation.”
Other Post-Employment Payments
All of our executive officers are employees-at-will and as such do not have employment contracts with us. Certain payments will be made upon a termination or change in control. These payments are discussed in further detail below under the heading “Potential Payouts upon Termination or Change in Control” below.
Stock Ownership Guidelines
To directly align the interests of executive officers with the interests of the stockholders, our Board adopted a policy that requires each executive officer to acquire and maintain a minimum ownership interest in the Company. Each executive officer, other than the Chief Executive Officer, must own Class A Shares (including unvested restricted stock awards) with a value of at least two times his or her base annual salary. The Chief Executive Officer must own Shares with a value of at least three times his base salary. Each executive officer has five years to meet this requirement. Until they do, executive officers must retain a minimum of 25% of the stock granted to them in any one year. As of December 31, 2022, all Named Executive Officers were in compliance with these guidelines.

Tax and Accounting Implications
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s deduction for individual compensation over $1 million paid in any taxable year to each of the persons that meet the definition of a covered employee under Section 162(m). For 2022, covered employees include anyone who was a covered employee for any taxable year beginning after December 31, 2016, anyone who held the position of CEO or Chief Financial Officer (“CFO”) at any time during the fiscal year and the three most highly compensated employees who acted as executive officers (other than as CEO or CFO) at any time during the fiscal year.
Section 274(e) of the Code limits the Company’s deduction for expenses allocated to certain personal use of its fractional airplane interests. For 2022, such expenses, less amounts reimbursed to the Company, were not deductible for federal income tax purposes.
The Compensation Committee continues to view the tax deductibility of executive compensation as one of many factors to be considered in the context of its overall compensation philosophy and therefore reserves the right to approve compensation that may not be deductible in situations it deems appropriate. The Compensation Committee also considers the accounting treatment of the cash and equity awards that it grants and maintains.
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K and based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.
This report has been furnished by the Compensation Committee of the Board of Directors:
James C. Kenny, Chairman
Mary Boosalis
Michael E. Flannery
Lisa Dykstra
Peter B. McNitt
Jenell Ross
Martin P. Slark
Gary Yablon
The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Hub Group filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Hub Group specifically incorporates this report by reference therein.

2022 SUMMARY COMPENSATION TABLE
The following table sets forth a summary of the annual, long-term and other compensation for services rendered to the Company paid or awarded during 2022, 2021 and 2020 to our Named Executive Officers. We have omitted from this table the columns for “Bonus”, “Option Awards” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” because they are inapplicable.
Name and principal position	Year	Salary(1)	Stock awards(2)	Non-equity incentive plan compensation(3)	All other compensation(4)	Total
David P. Yeager Former Chairman and Chief Executive Officer(5)	2022	$950,000	$2,200,000	$2,375,000	$296,094	$5,821,094
	2021	$950,000	$2,280,000	$2,375,000	$119,294	$5,724,633
	2020	$950,000	$2,099,600	$0	$119,633	$3,168,894

Phillip D. Yeager Former President and Chief Operating Officer(5)	2022	$632,500	$1,600,000	$1,265,000	$134,458	$3,631,958
	2021	$575,000	$1,140,000	$1,150,000	$26,173	$2,891,173
	2020	$544,231	$839,840	$0	$25,098	$1,409,169

Geoffrey F. DeMartino EVP, Chief Financial Officer and Treasurer	2022	$500,000	$550,000	$510,000	$14,413	$1,574,413
	2021	$480,000	$456,000	$489,600	$8,923	$1,434,523
	2020	$429,724	$200,039	$0	$22,398	$652,161

Vincent C. Paperiello(6) Former EVP–President, Intermodal & Chief Solutions Officer	2022	$430,500	$825,000	$538,663	$22,283	$1,816,446
	2021	$395,000	$684,000	$525,350	$8,923	$1,613,273

Thomas P. LaFrance(6) EVP, General Counsel and Corporate Secretary	2022	$453,200	$550,000	$407,880	$19,077	$1,430,157
(1)	Includes compensation contributed to our 401(k) Plan or deferred under our DCP. The amounts of the 2022 salary deferrals under the DCP are included in the Nonqualified Deferred Compensation Table.
(2)
For 2022, represents the aggregate grant date fair value of restricted stock awards calculated in accordance with FASB ASC Topic 718. Certain of the awards are subject to performance conditions, and the reported value at the grant date is based upon the probable outcome of such conditions on such date. The values of the awards that are subject to performance conditions at the grant date assuming that the highest level of performance conditions will be achieved for 2022 are as follows for each applicable Named Executive Officer:

Year	D. Yeager	P. Yeager	G. DeMartino	V. Paperiello	T. LaFrance
2022
Time-based	$1,110,000	$800,000	$275,000	$412,500	$275,000
Performance-based	$2,220,000	$1,600,000	$550,000	$825,000	$550,000
Information regarding the assumptions made in the valuation of these awards is set forth in Note 13 of the annual consolidated financial statements in our 2022 Annual Report on Form 10-K, filed with the SEC on February 24, 2023.
(3)	Represents the annual cash incentives paid to our named executive officers.

(4)	The following table indicates the components of “All Other Compensation” for each of our Named Executive Officers during 2022:
Name	401(k) Match	Life Insurance	DCP match	Executive Physical	Personal Aircraft Usage*
D. Yeager	$9,150	$223	$21,750	$5,245	$259,726
P. Yeager	$9,150	$223	$18,962	—	$106,123
G. DeMartino	$9,150	$223	$5,040	—	—
V. Paperiello	$9,150	$223	$12,910	—	—
T. LaFrance	—	$223	$13,593	$5,261	—
*
Personal use of our fractional airplane interests is subject to the Company’s Perquisites Policy and requires approval by the Chief Executive Officer. Our executives must reimburse the Company for their personal use of our fractional aircraft interest at the Standard Industry Fare Level plus either 20% or 30% depending on the aircraft. We value the personal use of our aircraft interests as the difference between the amount paid by the executive to the Company for use of the plane and the aggregate incremental cost of using the plane. The incremental cost includes the hourly flight fee, all fuel charges, overnight fees, on-board catering, landing fees, parking fees, certain taxes and passenger ground transportation. We do not include in incremental costs the fixed costs that do not change based on personal usage, such as monthly management fees or the purchase or lease costs of our fractional interest in aircraft. Personal aircraft use by the Yeager family is reimbursed by Mr. David Yeager and Mr. Phillip Yeager.

(5)	Mr. David P. Yeager was appointed Executive Chairman of the Company and Mr. Phillip D. Yeager was appointed President and Chief Executive Officer of the Company effective January 1, 2023.
(6)
Mr. Paperiello joined the Company in 1993 but did not become a Named Executive Officer until 2021. Mr. LaFrance joined the Company in August 2021 but did not become a Named Executive Officer until 2022.

2022 GRANTS OF PLAN-BASED AWARDS
The table below also shows information regarding equity awards made to our named executive officers during 2022. We have omitted from this table the columns for “All Other Option Awards” and “Exercise or Base Price of Option Awards” because they are inapplicable.
Name	Award Type(1)	Grant date	Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock and option awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
D. Yeager	RSA(2)	1/2/22	--	—	—	—	—	—	13,058(3)	$1,100,006
	PA(3)	1/2/22	—	—	—	—	13,058	26,116	13,058(4)	$1,100,006
	ACI(4)		—	$1,187,500	$2,375,000	—			—	—
P. Yeager	RSA(2)	1/2/22	—	—	—	—	—	—	9,497(3)	$800,027
	PA(3)	1/2/22	—	—	—	—	9,497	18,994	9,497(4)	$800,027
	ACI(4)		—	$632,500	$1,265,000	—			—	—
G. DeMartino	RSA(2)	1/2/22	—	—	—	—	—	—	3,265(3)	$275,044
	PA(3)	1/2/22	—	—	—	—	3,265	6,530	3,265(4)	$275,044
	ACI(4)		—	300,000	$540,000	—	—	—	—	—
V. Paperiello	RSA(2)	1/2/22	—	—	—	—	—	—	4,897(3)	$412,523
	PA(3)	1/2/22	—	—	—	—	4,897	9,794	4,897(4)	$412,523
	ACI(4)		—	$301,350	$602,700	—		—	—	—
T. LaFrance	RSA(2)	1/2/22	—	—	—	—	—	—	3,265(3)	$275,044
	PA(3)	1/2/22	—	—	—	—	3,265	6,530	3,265(4)	$275,044
	ACI(4)		—	$226,600	$407,880	—		—	—	—
(1)	Type of Awards are – Restricted Stock Award (RSA); Performance Award (PA); and Annual Cash Incentive (ACI).
(2)	Restricted stock that vests ratably annually on the date of grant, typically over five years, subject to the participant’s continued service to the Company through the applicable vesting date.
(3)
Performance awards that vest after a 3 year performance period. Payout is based upon a three-year average of the ratio of EBITDA as a percent of gross margin. The maximum payout of these awards would be achieved if EBITDA as a percent of gross margin meets or exceeds the 200% level metric as determined by the Compensation Committee. However, because the results of 2023 and 2024 currently are undeterminable, these awards could continue to result in payouts of between 0 and the maximum amounts. Target shares denote a 100% payout; and maximum shares denote a 200% payout.

(4)
Our annual cash incentive is determined with the assistance of advice from Korn Ferry. With the exception of our Chief Executive Officer and our President and Chief Operating Officer, the value of the target award is generally set at 50 - 70% of salary. This incentive is based solely on EPS for our Chief Executive Officer and our President and Chief Operating Officer. For our other Named Executive Officers, 80% of this incentive is based on EPS and 20% is based on individual performance compared against certain predetermined personal goals.

Narrative Description for Summary Compensation and Grants of Plan-Based Awards Tables
Short-Term Incentives
A summary of the Company’s Annual Incentive Plan is set forth above under the heading, “Annual Cash Incentive.”
Long-Term Incentives
As part of the annual long-term incentive compensation package, our Compensation Committee grants restricted Class A Shares to our Named Executive Officers. Generally, these awards are based on merit and typically vest over three or five years. The Company has historically made an annual grant of time-based restricted stock to its Named Executive Officers and, since 2018 performance-based restricted stock has also been part of the long-term incentive. Our Compensation Committee reviews management’s recommendation and approves the restricted stock awards for each Named Executive Officer. These restricted shares are entitled to dividends, if any, to the same extent as ordinary shares, but the dividends are restricted to the same extent as the underlying security. Once the restricted stock vests, any dividends paid on that stock also vest.
Agreements with our Named Executive Officers
We do not have employment agreements with our Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END
The table below sets forth information regarding equity awards granted and held by our Named Executive Officers as of the end of fiscal year 2022. We have omitted from this table the columns relating to “Option Awards” because they are inapplicable.
Name	Stock awards
	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(1)
D. Yeager	13,058(2)	$1,037,980	26,116(3)	$2,075,961
	16,000(4)	$1,271,840	40,000(5)	$3,179,600
	12,000(6)	$953,880	40,000 (7)	$3,179,600
	8,000(8)	$635,920
	4,000(10)	$317,960
P. Yeager	9,497(2)	$754,917	18,994(3)	$1,509,833
	8,000 (4)	$635,920	20,000(5)	$1,589,800
	4,800(6)	$381,552	16,000(7)	$1,271,840
	2,400(8)	$190,776
	1,074 (9)	$85,372
	1,200(10)	$95,388
G. DeMartino	3,265(2)	$259,535	6,530(3)	$519,070
	3,200(4)	$254,368	8,000(5)	$635,920
	2,286(6)	$181,714
	2,150(8)	$170,904
	813(10)	$64,625
V. Paperiello	4,897(2)	$389,263	9,794(3)	$778,525
	4,800(4)	$381,552	12,000(5)	$953,880
	3,000(6)	$238,470	10,000(7)	$794,900
	1,600(8)	$127,184
	644(9)	$51,192
	800(10)	$63,592
T. LaFrance	3,265(2)	$259,535	6,530(3)	$519,070
	5,000(11)	$397,450
(1)	Computed by multiplying the number of shares by $79.49, which was the closing market price of one Class A Share on December 30, 2022, the last trading day of the fiscal year, as reported by Nasdaq.
(2)	Restricted stock remaining from a grant made on January 2, 2022 that vests ratably annually on the date of grant over five years.
(3)
Performance award remaining from grant made on January 2, 2022 that are subject to a three-year vesting performance period. The number of shares reported assumes a 200% payout of the performance award based on performance to date above the maximum threshold.

(4)	Restricted stock remaining from a grant made on January 2, 2021 that vests ratably annually on the date of grant over five years.
(5)
Performance awards remaining from a grant made on January 2, 2021 that are subject to a three-year vesting performance period. The number of shares reported assumes a 200% payout of the performance award based on performance to date above the maximum threshold.

(6)	Restricted stock remaining from a grant made on January 2, 2020 that vests ratably annually on the date of grant over five years.
(7)
Performance awards remaining from a grant made on January 2, 2020 that are subject to a three-year vesting performance period. The number of shares reported assumes a 200% payout of the performance award based on performance to date above the maximum threshold.

(8)	Restricted stock remaining from a grant made on January 2, 2019 that vests ratably annually on the date of grant over five years.

(9)	Restricted stock remaining from a grant made to Mr. Phillip Yeager and Mr. Vincent Paperiello on November 9, 2018 that vests ratably annually on the date of grant over five years.
(10)	Restricted stock remaining from a grant made on January 2, 2018 that vests ratably annually on the date of grant over five years.
(11)	Restricted stock remaining from a grant made on September 1, 2021 that cliff vests on the date of the grant after three years.
2022 OPTION EXERCISES AND STOCK VESTED
The table below sets forth information regarding awards that vested in our Named Executive Officers during 2022. We have omitted from this table the columns relating to “Option Awards” because they are inapplicable.
Name	Stock Awards
	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2)
D. Yeager	24,000	2,021,760
P. Yeager	9,074	756,758
G. DeMartino	4,364	367,623
V. Paperiello	6,044	504,568
T. LaFrance	—	—
(1)	Represents the gross number of shares acquired upon vesting of restricted stock, without deduction for shares that may have been withheld to satisfy applicable tax withholding obligations.
(2)
Computed by multiplying the number of shares by the closing market price of one Class A Share on the vesting date as reported by Nasdaq. The vesting date for all the shares reported was January 2, 2022 except as follows: P. Yeager (1,074 shares vested on November 9, 2022) and V. Paperiello (644 shares vested on November 9, 2022).

2022 PENSION BENEFITS
We have omitted the Pension Benefits table because it is inapplicable.

2022 NONQUALIFIED DEFERRED COMPENSATION
Information regarding each Named Executive officer’s participation in our DCP is included in the following table. The material terms of the plan are described after the table. Please also see “Perquisites and Other Compensation” in “Compensation Discussion and Analysis” above.
Name	Executive Contributions in Last FY(1)	Registrant Contributions in Last FY(2)	Aggregate Earnings in Last FY(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(4)
D. Yeager	$285,000	$21,750	$(540,917)	$525,814	$3,796,533
P. Yeager	$37,924	$18,962	$(63,816)	$-0-	$344,222
G. DeMartino	$10,080	$5,040	$(87,173)	$-0-	$359,510
V. Paperiello	$25,821	$12,910	$(1,635)	$-0-	$24,185
T. LaFrance	$27,160	$13,593	$(1,789)	$-0-	$25,397
(1)	Executive contributions during 2022 are included in “Salary” in the Summary Compensation Table.
(2)	Company contributions are included in “All Other Compensation” in 2022 in the Summary Compensation Table.
(3)	These amounts are not reported in the Summary Compensation Table because they do not represent above-market or preferential earnings.
(4)
Of the amounts reported, the following were previously reported as compensation for years prior to 2022 in a Summary Compensation Table: D. Yeager ($2,328,169), P. Yeager ($157,662) and G. DeMartino ($71,183).

Pursuant to the DCP, participating employees can defer up to 50% of their base salary and up to 90% of their annual cash incentive. The DCP also includes a match by the Company. The match currently is equal to 50% of the first 6% of contributions to the plan with a maximum match equivalent to 3% of base salary. The match vests at the end of three years. The Company match, if vested, and earnings thereon are paid out seven months after separation from service in either a lump sum or over a period of up to ten years, at the employee’s election. The match is subject to forfeiture if the participant leaves the Company and goes to work for a competitor.
The DCP is funded and does not provide for a fixed rate of return. The amounts deferred or contributed to the DCP are credited to a liability account, which is then invested at the participant’s option in an account that mirrors the performance of a fund or funds selected by the Compensation Committee and reviewed by the Company’s Retirement Committee. The investment options that a participating employee may select track commonly available investment vehicles, including mutual funds, bond funds and money market funds. Each participating employee selects from a range of investment options. We then provide an investment return equal to the return from the selected investment options.
The employee’s contributions and earnings thereon are paid out upon separation from service or at a predetermined date and may be paid out in a lump sum or over a period of up to ten years.

Potential Payments Upon Termination or Change in Control
As required, in the following section we disclose the amount that would have been earned by our named executive officers assuming a change in control or a termination due to death or disability on December 31, 2022.
Pursuant to their current award agreements under Long-Term Incentive Plans, time-based restricted stock granted to our named executive officers would vest upon a change in control event. Time-based restricted stock awards also vest on death or disability, and may vest upon a retirement (generally, the date of an executive’s termination for reasons other than due to death or disability or “for cause,” on or after the attainment of age 55, or age 50 plus 10 continuous years of service) in the discretion of the Compensation Committee. Performance-based restricted stock awards granted under the Company’s 2017 Long Term Incentive Plan also may vest, in the discretion of the Compensation Committee, on death, disability, retirement, or a change in control event (with or without regard to the satisfaction of the applicable performance measures). The Company’s 2022 Long-Term Incentive Plan provides that performance-based restricted stock awards shall vest on a change in control event at the greater of the target level of performance or the actual level of performance determined as of the date of the change in control. No performance-based restricted stock awards were granted under the Company’s 2022 Long-Term Incentive plan in 2022. Additionally, our DCP provides for the vesting of the Company match and any earnings thereon upon a change in control. No Named Executive Officers would be entitled to receive any cash severance amounts or accelerated vesting of equity awards in connection with a termination of employment other than due to death or disability.
Name	Value of Restricted Stock(1)	Deferred Compensation	Total payout upon Change in Control, Death or disability
D. Yeager	$8,435,161	$44,517	$8,479,678
P. Yeager	$4,329,661	$51,521	$4,381,182
G. DeMartino	$1,508,641	$17,529	$1,526,170
V. Paperiello	$2,514,905	$12,910	$2,527,815
T. LaFrance	$916,520	$13,593	$930,113
(1)
As of December 31, 2022, our Named Executive Officers owned the following number of shares of unvested restricted stock: D. Yeager (106,116); P. Yeager (54,468); G. DeMartino (18,979); V. Paperiello (31,638); and T. LaFrance (11,530). The value of accelerated restricted stock reported in this column is determined by multiplying the number of unvested shares of restricted stock by $79.49, which was the closing market price of one Class A Share on December 30, 2022 as reported by Nasdaq.

Definition of “Change in Control”
For purposes of the foregoing discussion, a change in control is defined under the Hub Group, Inc. 2022 Long-Term Incentive Plan as a change in the beneficial ownership of the Company’s Class A Shares or a change in the composition of the Board which occurs as follows: (i) Any “person” (as such term is used in Section 13(d) and 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of Class A Shares representing 50 percent or more of the total voting power of the Class A Shares; or (ii) A tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the Class A Shares, which has not been negotiated and approved by the Board and, for this purpose, the tender offer will be deemed to have occurred upon the closing of the offer if, upon such closing, the person (using the definition in subparagraph (i) above) making the offer owns or has accepted for payment Class A Shares with 25 percent or more of the total voting power of the Class A Shares. For purposes of the DCP, the definition of a change in control is defined as a change in control that would constitute a change in control event under Section 409A of the Code. The definition of change in control under the Hub Group 2017 Long-Term Incentive Plan provides, with respect to clause (ii) of the change in control definition described above, that a change in control will occur only if a tender offer (for which a filing has been made with the SEC which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the Class A Shares, which has not been negotiated and approved by the Board. In case of a tender offer described above, the change in control will be deemed to have occurred upon the first to occur of (A) any time during the offer when the person (using the definition in subparagraph (i) above) making the offer owns or has accepted for payment Class A Shares with 25 percent or more of the total voting power of Class A Shares, or (B) three business days before the offer is to terminate unless the offer is withdrawn first, if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50 percent or more of the total voting power of the Company’s stock when the offer terminates; or (iii) individuals who were the Board’s nominees for election as directors of the Company immediately prior to a meeting of the stockholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board following the election. The varying definition of change in control between the 2022 Hub Group, Inc. Long-Term Incentive Plan and the 2017 Hub Group, Inc. Long-Term Incentive Plan has no effect on the amount of the payments set forth above.
Compensation Committee Interlocks and Insider Participation
Except as disclosed in “Transactions with Management and Others,” none of Mses. Boosalis, Dykstra and Ross, Messrs. Flannery Kenny, McNitt, Slark, and Yablon, or our former directors Mr. Jonathan P. Ward and Charles Reaves, each of whom was a member of our Compensation Committee during all or a portion of 2022: (1) was at any time during 2022 an officer or employee, or was at any time prior to 2022 an officer, of Hub Group or any of our subsidiaries; or (2) had any relationship requiring disclosure under Item 404 of Regulation S-K. Also, none of our executive officers serve, or in the past fiscal year have served, as a director or compensation committee (or equivalent committee) member of any entity that has an executive officer serving as a Hub Group director or Compensation Committee member.
Compensation Risk Considerations
The Compensation Committee has concluded that the risks created by our overall compensation program are not reasonably likely to have a material adverse effect on the Company.

PAY VERSUS PERFORMANCE
The following table and supporting graphics below set out information about the relationship between “executive compensation actually paid” and certain financial performance measures of the Company for fiscal years ended December 31, 2022, 2021 and 2020 as required under Item 402(v) of Regulation S-K. The information set forth below was not used by the Compensation Committee in setting compensation for our named executive officers as set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(3)(4)	Value of Initial Fixed $100 Investment Based On:
					TSR(5)	Peer Group TSR(6)	Net Income (in 000s)(7)	EBITDA as a percent of gross margin(8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$5,821,094	$6,165,035	$2,113,244	$2,348,334	$154.98	$140.02	$356,948	70.6%
2021	$5,724,633	$12,482,793	$2,011,784	$4,086,226	$164.24	$165.46	$171,474	61.5%
2020	$3,168,894	$4,190,394	$1,492,090	$1,901,498	$111.13	$130.86	$73,559	54.0%

(1)
Reflects compensation amounts reported in the “Summary Compensation Table” for our principal executive officer (“PEO”), former CEO (and current Executive Chairman), David P. Yeager, for the respective years shown.

(2)
“Compensation actually paid” to our PEO in each of 2022, 2021 and 2020 reflects the respective amounts set forth in column (b) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (b) of the table above do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. For information regarding the decisions made by our Compensation Committee regarding the PEO’s compensation for each fiscal year, please see the Compensation Discussion & Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Year	2020	2021	2022
PEO	D. Yeager	D. Yeager	D. Yeager
SCT Total Compensation	$3,168,894	$5,724,633	$5,821,094
Less: Stock award values reported in SCT for the Covered Year	$(2,099,600)	$(2,280,000)	$(2,200,000)
Plus: Year End Fair Value for Stock Awards Granted in the Covered Year	$2,576,400	$5,054,400	$3,113,941
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	$405,900	$3,131,760	$(570,000)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	$138,800	$852,000	—
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year	—	—	—
Compensation Actually Paid	$4,190,394	$12,482,793	$6,165,035
Equity Valuations: Performance-based restricted share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year-end and as of the date of vest. Time-vested restricted share unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year-end and as of each date of vest.
(3)	Reflects compensation amounts reported in the “Summary Compensation Table” of the proxy statements reporting pay for the fiscal years covered in the table above for the following non-PEO NEOs:
2022: Phillip D. Yeager, Geoffrey F. DeMartino, Vincent Paperiello, and Thomas P. LaFrance
2021: Phillip D. Yeager, Geoffrey F. DeMartino, Vava R. Dimond, and Vincent Paperiello
2020: Phillip D. Yeager, Terri A. Pizzuto, Geoffrey F. DeMartino, Vava R. Dimond and Douglas G. Beck
(4)
Average “compensation actually paid” for our non-PEO NEOs in each of 2022, 2021 and 2020 reflects the respective amounts set forth in column (d) of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules. The dollar amounts reflected in column (d) of the table above do not reflect the actual amount of compensation earned by or paid to our non-PEO NEOs during the applicable year. For information regarding the decisions made by our Compensation Committee regarding the non-PEO NEOs’ compensation for each fiscal year, please the Compensation Discussion and Analysis sections of the proxy statements reporting pay for the fiscal years covered in the table above.

Year	2020 Average	2021 Average	2022 Average
Non-PEO NEOs	See Footnote 3 above	See Footnote 3 above	See Footnote 3 above
SCT Total Compensation	$1,492,090	$2,011,784	$2,113,244
Less: Stock award values reported in SCT for the Covered Year	$(889,600)	$(826,500)	$(881,319)
Plus: Year End Fair Value for Stock Awards Granted in the Covered Year	$1,084,867	$1,832,220	$1,247,437
Change in Fair Value of Outstanding Unvested Stock and Option Awards from Prior Years	$166,879	$867,639	$(127,973)
Change in Fair Value of Stock and Option Awards from Prior Years that Vested in the Covered Year	$47,262	$201,083	$(3,054)
Less: Fair Value of Stock and Option Awards Forfeited during the Covered Year	—	—	—
Compensation Actually Paid	$1,901,498	$4,086,226	$2,348,334
Equity Valuations: Performance-based restricted share unit grant date fair values are calculated using the stock price as of date of grant assuming target performance. Adjustments have been made using the stock price and performance accrual modifier as of year-end and as of the date of vest. Time-vested restricted share unit grant date fair values are calculated using the stock price as of date of grant. Adjustments have been made using the stock price as of year-end and as of each date of vest.
(5)	For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of the Company for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.
(6)
For the relevant fiscal year, represents the cumulative TSR of the Nasdaq Trucking and Transportation Index (“Peer Group TSR”) for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively.

(7)
Reflects “Net Income” in the company’s Consolidated Statements Income and Comprehensive Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2022, 2021 and 2020.

(8)	Company-selected Measure is EBITDA as a percent of gross margin, which is described below.
Relationship between Pay and Performance.
Below are graphs showing the relationship of “compensation actually paid” to our Chief Executive Officer and other named executive officers in 2020, 2021 and 2022 to (1) TSR of both the Company and the Nasdaq Trucking and Transportation Index, (2) the Company’s net income and (3) EBITDA as a percent of gross margin.
“Compensation actually paid,” as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. Compensation actually paid generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals.

Compensation Actually Paid vs. Hub and Peer Group TSR
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
COMPENSATION ACTUALLY PAID
$180.00
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$-
TSR
2020
2021
2022
FISCAL YEAR
Hub CEO
Ave Other Hub NEO
HUB TSR
Peer TSR

Compensation Actually Paid vs.
Net Income
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
$400,000
$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
COMPENSATION ACTUALLY PAID
NET INCOME
2020
2021
2022
FISCAL YEAR
Hub CEO
Ave Other Hub NEO
Net Income

Compensation Actually Paid vs.
EBITDA as % of Gross Margin
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$-
COMPENSATION ACTUALLY PAID
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
EBITDA GM%
2020
2021
2022
FISCAL YEAR
Hub CEO
Ave Other Hub NEO
EBITDA GM%

Listed below are the financial performance measures which in our assessment represent the most important financial performance measures we use to link compensation actually paid to our named executive officers, for 2022, to Company performance.
Measure	Explanation
EBITDA as a percent of gross margin	A non-GAAP financial measure that consists of EBITDA (as defined below in this table) divided by Gross Margin (as defined below in this table)
Diluted EPS	Diluted Earnings per Share
EBITDA	A non-GAAP financial measure that consists of income from continuing operations before interest, income taxes, depreciation and amortization
Gross Margin	Revenue minus transportation costs
Operating income	Revenue minus transportation costs and costs and expenses

PAY RATIO DISCLOSURE
As required by Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and our Chief Executive Officer (“CEO”). This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.
•	In 2022, the annual total compensation of the employee identified at median of our company (other than our CEO), was $66,750; and
•	the annual total compensation of the CEO during 2022 for purposes of determining the CEO Pay Ratio was $5,821,094, as set forth in the Summary Compensation Table.
Based on this information, for 2022, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was estimated to be 87 to 1.
When identifying the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” we examined our employee population as of November 15, 2022 utilizing the methodology and the material assumptions, adjustments, and estimates below:
•
our employee population for purposes of calculating the pay ratio disclosure was 5,844 after excluding, pursuant to SEC rules, 20 employees who work in Canada or Mexico and 800 employees who work for TAGG Holdco, LLC, which the Company acquired in 2022;

•
To identify the median compensated employee, we used W-2 Box 5 Medicare wages for the period from January 1, 2022 (the first day of 2022) through December 31, 2022 (the last day of 2022), with such amounts annualized for full-time permanent employees that were not employed by us for the entire year; and

•	the median employee’s annual total compensation was calculated using the same methodology we use for our CEO as set forth in the 2022 Summary Compensation Table in this proxy statement.
The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

SECURITY OWNERSHIP
The following table sets forth the amount of Class A Shares and Class B Shares beneficially owned by the listed persons as of March 29, 2023. For purposes of this table, a person “beneficially owns” a security if that person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge, these persons have sole investment and voting power over the shares listed. Percentage computations are based upon 32,799,567 Class A Shares and 574,903 Class B Shares, respectively, outstanding as of the Record Date. Beneficial ownership of Class B Shares is based on the stock ledger maintained by the Company as of the Record Date.
	Number
Name	Class A	Percentage	Class B	Percentage
David P. Yeager(1)(2)	32,543	*%	351,748	61.2%
Phillip D. Yeager	5,906	*	—	*
Geoffrey F. DeMartino	16,096
Vincent C. Paperiello	39,861	*	—	*
Thomas P. LaFrance	329	*	—	*
Peter B. McNitt	17,650	*	—	*
Mary H. Boosalis	19,197	*	—	*
Michael E. Flannery(3)	2,139	*	—	*
Lisa Dykstra(3)	—	*	—	*
James Kenny(3)	23,939	*	—	*
Janell R. Ross	7,299	*	—	*
Martin P. Slark	114,787	*	—	*
Gary Yablon	5,000	*	—	*
All directors, nominees and executive officers (17 people)	315,108	*	351,748	61.2%

DPY 2015 Exempt Children’s Trust(4)	—	*	176,276	30.7
David P. Yeager 2020 Hub Exempt Trust(5)	—	*	46,879	8.1
BlackRock, Inc.(6)	6,125,902	18.7%	—	*
The Vanguard Group (7)	3,642,545	11.1%	—	*
Dimensional Fund Advisors L.P.(8)	2,448,115	7.5%	—	*
*	Represents less than 1% of the outstanding Class A Shares.
(1)
All shares are subject to the terms of the DPY Stockholders’ Agreement, dated February 22, 2023 (the “DPY Stockholders’ Agreement”). Pursuant to DPY Stockholders’ Agreement David P. Yeager and trusts controlled by him as trustee have agreed to vote all of their Class B Shares in accordance with the vote of the holders of a majority of such shares subject to the agreement. Mr. David P. Yeager owns or controls as trustee a majority of the Class B Shares subject to the DPY Stockholders’ Agreement and therefore has the power to control the voting of all Class B Shares subject to the agreement. See “Solicitation, Meeting and Voting Information - How will the Class B shares be voted at the Annual Meeting?” for more details. Except as provided in footnote 2, each of the Yeager family members disclaims beneficial ownership of the Class B Shares held by the other Yeager family members.

(2)
Includes 141, 561 Class B Shares owned by David. P. Yeager, 51,624 Class B Shares owned by the Laura C. Yeager 2015 GST Trust, 51,624 Class B Shares owned by the Matthew D. Yeager 2015 GST Trust and 51,624 Class B Shares owned by the Phillip D. Yeager 2015 GST Trust, 15,259 Class B Shares owned by the David P. Yeager NonExempt Trust Created under the Phillip C. Yeager 1994 Trust, 28,339 Class B Shares owned by Phillip D. Yeager, 11,090 Class B Shares owned by Matthew Yeager and 628 Class B Shares owned by Laura Y. Grusecki, to which David P. Yeager may be deemed to have shared voting discretion pursuant to the Stockholders’ Agreement. See Note 1.

(3)	Mr. Flannery was appointed a director of the Company effective April 1, 2022. Ms. Dykstra and Mr. Yablon were each appointed a director, effective May 24, 2022.
(4)
Trustees of the DPY 2015 Exempt Children’s Trust are Phillip D. Yeager, Matthew D. Yeager and Laura Y. Grusecki. No one Trustee has the power to control the voting or disposition of the Class B Shares held by the trust, but the disposition of Class B shares requires unanimous agreement of the Trustees and the voting of the Class B Shares requires an agreement by the majority of the Trustees.

(5)
Trustees of the David P. Yeager 2020 Hub Exempt Trust are Julia E. Yeager, Phillip D. Yeager, Matthew D. Yeager and Laura Y. Grusecki. Julia E. Yeager has the power to individually control the voting and disposition of shares held by the trust while she is serving as a trustee. Julia E. Yeager is the wife of David P. Yeager. Each of the trustees disclaims beneficial ownership of the Class B shares held by the trust except to the extent of his or her pecuniary interest therein.

(6)
Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on January 26, 2023 by BlackRock, Inc. (“Blackrock”). Blackrock is beneficial owner of 6,125,902 Class A Shares, with sole dispositive power with respect to 6,125,902 Class A Shares and sole voting power with respect to 6,125,902 Class A Shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(7)
Information contained in the table above and this footnote is based on a report on Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group, Inc. (“Vanguard”). Vanguard is the beneficial owner of 3,642,545 Class A Shares, with sole dispositive power with respect to 3,586,583 Class A Shares, sole voting power with respect to 0 Class A Shares, shared voting power with respect to 23,397 Class A Shares and shared dispositive power with respect to 55,962 Class A Shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(8)
Information contained in the table above and this footnote is based on a report on Schedule 13G/A filed with the SEC on February 10, 2023 by Dimensional Fund Advisors LP (“Dimensional”). Dimensional is the beneficial owner of 2,448,115 Class A Shares, with sole dispositive power with respect to 2,4448,115 Class A Shares and sole voting power with respect to 2,411,676 Class A Shares. The address of Dimensional is Building One, 6300 Bee Cave Road, Austin, TX 78746.

PROPOSAL 2: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the SEC’s rules, we provide our stockholders with the opportunity to cast an advisory vote regarding the compensation paid to our Named Executive Officers as disclosed in the proxy statement. We submit this proposal for a non-binding vote on an annual basis. At our 2022 Annual Meeting, our stockholders overwhelmingly approved the proposal, with over 98% of the votes cast voting in favor of the proposal. Accordingly, this year we again seek your advisory vote to approve the compensation of our Named Executive Officers as we have described in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the accompanying compensation tables and related narrative discussion in the “Executive Compensation” section of this Proxy Statement.
As discussed in detail in the “Compensation Discussion and Analysis” section above, the Compensation Committee actively oversees our executive compensation program, adopting changes to the program and awarding compensation as appropriate to reflect Hub Group’s circumstances and to promote the main objectives of the program. Our compensation programs are designed to attract, retain, and motivate persons with superior ability, to reward outstanding performance, and to align the long-term interests of our Named Executive Officers with those of our stockholders. Under these programs, our Named Executive Officers are rewarded for the achievement of specific annual and long-term goals and the realization of increased stockholder value. We firmly believe that the information we have provided in this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.
Our Board is asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this proxy statement in accordance with SEC rules by voting for this proposal. Because your vote is advisory, it will not affect any compensation already paid or awarded to any officer nor will it be binding on or overrule any decisions of the Board or the Compensation Committee. Nevertheless, our Board and the Compensation Committee value our stockholders’ views and intend to consider the outcome of the vote, along with other relevant factors, when making future decisions regarding executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. This advisory vote is not a vote on the compensation of our Board, as described under “Director Compensation,” or on our compensation policies as they relate to risk management, as described under “Compensation Risk Considerations” in the “Executive Compensation” section above.
The Board of Directors unanimously recommends a vote FOR Proposal 2.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
Section 14A of the Securities Exchange Act requires us to submit a non-binding, advisory resolution to stockholders at least once every six years to determine whether advisory votes on executive compensation (commonly referred to as “say-on-pay”) should be held every one, two or three years. This non-binding, advisory resolution is commonly referred to as “say-on-frequency.” We last submitted a say-on-frequency resolution for a stockholder vote in 2017. At that time, our Board recommended, and our stockholders voted in favor of, including a non-binding advisory vote on executive compensation in our proxy statement for our annual meeting of stockholders every year.
After careful consideration of this proposal, our Board has determined that an advisory vote on executive compensation that occurs annually is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, our Board considered that an advisory vote on executive compensation every year will allow our stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Setting a one year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, on an advisory basis, that the stockholders’ preferred frequency as to which the Company is to hold a stockholder advisory vote to approve the compensation of the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, shall either be once every year, once every two years or once every three years, as determined by whichever frequency-option a majority of the votes cast by shares represented in person or by proxy and entitled to vote at the Annual Meeting.”
The option of one year, two years or three years that receives a majority of the votes cast by shares represented in person or by proxy and entitled to vote at the Annual Meeting will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.
The Board unanimously recommends a vote for “ONE YEAR”.

AUDIT COMMITTEE REPORT
The Audit Committee of our Board of Directors has:
•	reviewed and discussed with management the Company’s annual audited financial statements for 2022;
•
discussed with E&Y, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•	received from E&Y the written disclosures and the letter required by applicable requirements of the PCAOB regarding E&Y’s communication with the Audit Committee concerning independence; and
•	discussed with E&Y its independence.
Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the December 31, 2022 audited financial statements be included in the Company’s Annual Report on Form 10-K for 2022 for filing with the SEC.
While the Audit Committee has the responsibilities set forth in its charter (including to monitor and oversee the audit processes), the Audit Committee does not have the duty to plan or conduct audits or to determine that Hub Group’s financial statements are complete, accurate or in accordance with generally accepted accounting principles. Hub Group’s management and independent auditor have this responsibility.
This report has been furnished by the members of the Audit Committee:
Peter B. McNitt, Chairman
Mary H. Boosalis
Lisa Dykstra
Michael E. Flannery
James C. Kenny
Jenell Ross
Martin P. Slark
Gary Yablon
The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Hub Group filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Hub Group specifically incorporates this report by reference therein.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF AUDITORS
The Board is asking our stockholders to ratify the Audit Committee’s appointment of E&Y as the Company’s independent registered public accounting firm for 2023. Although we are not required to obtain stockholder ratification of the selection of E&Y, our Board and Audit Committee believe that the selection of an independent registered public accounting firm is an important matter and in the best interests of stockholders.
Who is responsible for the selection of the independent auditor?
The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditor that is retained to audit our financial statements.
Was the Audit Committee involved in the lead audit partner selection process?
Yes. Prior to the selection of the current lead audit partner, the Chairman of the Audit Committee interviewed the lead audit partner candidates, and the Audit Committee discussed with management such candidates’ qualifications and experience.
Does the Audit Committee evaluate the independent auditor and the lead audit partner?
Yes. The Audit Committee annually evaluates the lead audit partner, as well as the independent auditor’s qualifications, performance, and independence. The evaluation, which includes the input of management, entails consideration of a broad range of factors, including the quality of services and sufficiency of resources that have been provided; the skills, knowledge, and experience of the firm and the audit team; the effectiveness and sufficiency of communications and interactions; independence and level of objectivity and professional skepticism; reasonableness of fees; and other factors.
Who has the Audit Committee selected as the independent registered public accounting firm?
After conducting the evaluation process discussed above, the Audit Committee selected E&Y as our independent auditor for 2023. E&Y has served in that capacity since October 2002. The Audit Committee and the Board of Directors believe that the continued retention of E&Y is in the best interests of Hub Group and our stockholders.
Will representatives of Ernst & Young LLP attend the Annual Meeting?
Yes. Representatives of E&Y have been requested and are expected to attend the virtual Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to any appropriate questions submitted by stockholders.
What if stockholders do not ratify the appointment?
If the appointment of E&Y as our independent registered public accounting firm for 2023 is not ratified by our stockholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors after the beginning of the current year, the 2023 appointment will stand, unless the Audit Committee finds other good reason to make a change.
The Board unanimously recommends a vote “FOR” Proposal 4.

FEES PAID TO AUDITORS
The fees billed by E&Y in 2022 and 2021 for services provided to us were as follows:
	2022	2021
Audit Fees(1)	$2,721,655	$2,350,557
Audit-Related Fees(2)	$195,000	$262,000
Tax Fees(3)	$56,596	$44,710
All Other Fees	$—	$—
TOTAL	$2,973,251	$2,657,267
(1)
“Audit Fees” are the aggregate fees billed by E&Y for professional services rendered for the audit of the Company’s annual financial statements, audit of the effectiveness of the Company’s internal controls over financial reporting and review of the financial statements included in the Company’s quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements during 2022 and 2021.

(2)
“Audit-Related Fees” are the aggregate fees billed by E&Y during for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and not included in the “audit fees” described above. The 2022 and 2021 Audit-Related Fees relate to acquisitions made by the Company, as well as assistance with financial due diligence for potential acquisitions.

(3)	“Tax Fees” are the aggregate billed by E&Y during 2022 and 2021 for tax compliance, tax advice and tax planning.
The Audit Committee pre-approves all audit and permissible non-audit services to be provided by the Company’s independent auditors and has established pre-approval policies and procedures for such services. Permissible non-audit services are those allowed under SEC regulations. The Audit Committee may approve certain specific categories of permissible non-audit services within an aggregated budgeted dollar limit upon the opinion that such services will not impair the independence of the independent auditor. The Audit Committee must approve on a project-by-project basis any permissible non-audit services that do not fall within a pre-approved category, or pre-approved permissible non-audit services that exceed the previously approved fees. The Audit Committee’s Chairman (or any Audit Committee member if the Chairman is unavailable) may pre-approve such services between Audit Committee meetings and must report to the Committee at its next meeting with respect to all services so pre-approved. All services provided by E&Y during 2022 and 2021 were approved by the Audit Committee and were permissible under applicable laws and regulations and will continue to be pre-approved by the Audit Committee.

PROPOSAL 5: APPROVAL OF AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS OF THE COMPANY AS PERMITTED BY RECENT AMENDMENTS TO DELAWARE LAW
The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances. In light of this update, our Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend our Amended and Restated Certificate of Incorporation to add a provision exculpating certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. We refer to this proposed amendment as the Charter Amendment. We believe it is appropriate to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent. This protection has long been afforded to directors. Accordingly, the Board is asking our stockholders to approve and adopt the Charter Amendment.
Background on the Charter Amendment
In August 2022, Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) was amended to authorize corporations to adopt a provision in their certificate of incorporation to eliminate or limit monetary liability of certain corporate officers for breach of the fiduciary duty of care in certain circumstances. Previously, the DGCL allowed only exculpation of corporate directors for breach of the fiduciary duty of care. As amended, Section 102(b)(7) of the DGCL authorizes corporations to provide for exculpation of the following officers: (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in the corporation’s SEC filings, and (iii) individuals who have agreed to be identified as officers of the corporation.
Section 102(b)(7) of the DGCL, which limits the scope of the Charter Amendment, only permits the exculpation of certain officers in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. In addition, as is currently the case with directors under our Amended and Restated Certificate of Incorporation, the Charter Amendment, as limited by the DGCL, would not limit the liability of officers for any breach of the duty of loyalty to the corporation or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law and any transaction from which the officer derived an improper personal benefit. Article ELEVENTH, Section 1 in our Certificate currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers.
Our Board determined that it is in the best interests of the Company and its stockholders to amend the current exculpation and liability provisions in Article ELEVENTH, Section 1 of our Amended and Restated Certificate of Incorporation to extend exculpation protection to our officers in addition to our directors.
Overview of the Charter Amendment
Changes to the Company’s Amended and Restated Certificate of Incorporation contemplated by this Proposal 5 are indicated below by underlined text below. The full text of the Company’s currently applicable Amended and Restated Certificate of Incorporation was filed as an exhibit to the Company’s quarterly report on Form 10-Q filed July 23, 2007. The Charter Amendment would amend Article ELEVENTH, Section 1 to extend the exculpation provision to certain of our officers as permitted by amended DGCL Section 102(b)(7) so that it would state its entirety as follows:
“Section 1. Liability of Directors. A director or officer of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.”
Reasons for the Charter Amendment
The Board believes it is important to provide protection from certain liabilities and expenses that may discourage prospective or current directors from accepting or continuing membership on corporate boards and prospective or current officers from serving corporations. In the absence of such protection, qualified directors and officers might be deterred from serving as directors or officers due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, the Board took into account the narrow class and type of claims from which such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of our officers that would be impacted, and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits. The Board also believes the Charter Amendment clarifies the roles and responsibilities of directors and officers. Without the Charter Amendment, officers, who act at the direction of the Board, face greater potential legal liability than the directors who oversee them. The Board believes the Charter Amendment will strengthen the role of the Board and help ensure alignment between the Company’s officers and directors.
For the reasons stated above, and upon the recommendation of the Nominating and Governance Committee, the Board adopted resolutions setting forth the Charter Amendment, declared the Charter Amendment advisable and in the best interests of the Company and its stockholders, and unanimously resolved to submit the Charter Amendment to our stockholders for approval.
The Charter Amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any officer.
Additional Information
If our stockholders approve the Charter Amendment, it will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State, which we anticipate doing as soon as practicable following stockholder approval of the Charter Amendment. Other than the replacement of the existing Article ELEVENTH, Section 1 by the proposed Article ELEVENTH, Section 1, the remainder of our Amended and Restated Certificate of Incorporation will remain unchanged after effectiveness of the Certificate of Amendment. In addition, we intend to file a Restated Certificate of Incorporation to integrate the Charter Amendment (if approved) into a single document. However, even if our stockholders approve the Charter Amendment, our Board retains discretion under Delaware law not to implement it. If our Board were to exercise such discretion, we will publicly disclose that fact, and the Company’s current exculpation provisions relating to directors will remain in place.
If our stockholders do not approve the Charter Amendment, the Company’s current exculpation provisions relating to directors will remain in place, and the Certificate of Amendment will not be filed with the Delaware Secretary of State.
Vote Required; Recommendation of the Board
Approval of the Charter Amendment requires the affirmative vote of the holders of a majority of the voting power of our Class A common stock and Class B common stock outstanding, voting together as a single class. Abstentions and broker non-votes, if any, have the same effect as an “against” vote. Brokers do not have authority to vote on the Charter Amendments without instructions from the beneficial owner.
The Board unanimously recommends a vote “FOR” Proposal 5.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
All stockholder proposals and notices discussed below must be mailed to Corporate Secretary, Hub Group, Inc., 2001 Hub Group Way, Oak Brook, Illinois 60523. Stockholder proposals and director nominations that are not included in our proxy materials will not be considered at any annual meeting of stockholders unless such proposals have complied with the requirements of our amended and restated Bylaws.
Stockholder Proposals
Proposals of eligible stockholders that comply with Exchange Act Rule 14a-8 must be received in writing by the Corporate Secretary no later than December 16, 2023, in order to be considered for inclusion in the Company’s proxy statement and form of proxy relating to the 2024 Annual Meeting.
New Business at 2024 Annual Meeting
The Company anticipates that the 2024 Annual Meeting will be held in May 2024. If a stockholder desires to submit a proposal for consideration at the 2024 Annual Meeting, including nominations of persons for election to the Board, written notice of such stockholder’s intent to make such a proposal must be given and received by the Corporate Secretary of the Company at the principal executive offices of the Company either by personal delivery or by United States mail no earlier than February 25, 2024 nor later than March 26, 2024. Each notice must describe the proposal in sufficient detail for the proposal to be summarized on the agenda for the 2024 Annual Meeting and must set forth those items as required by our Bylaws. The presiding officer of the 2024 Annual Meeting will, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the 2024 Annual Meeting will not be considered.
See “PROPOSAL 1: ELECTION OF DIRECTORS – Can stockholders recommend or nominate directors?” for further discussion of the requirements to recommend a candidate to our Nominating and Governance Committee or nominate a director for election by stockholders.
By order of the Board of Directors,

THOMAS P. LAFRANCE
Secretary
Oak Brook, Illinois
April 14, 2023
Each stockholder, whether or not he or she expects to access the virtual Annual Meeting, is requested to please vote your proxy either by mail, telephone or over the Internet as promptly as possible. A stockholder may revoke his or her proxy at any time prior to voting.

Hub Group

HUB GROUP, INC.
C/O THOMAS P. LAFRANCE
2001 HUB GROUP WAY
OAK BROOK, IL 60523

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HUBG2023**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR ALL the following:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) David P. Yeager
02) Phillip D. Yeager
03) Peter B. McNitt
04) Mary H. Boosalis
05) Lisa Dykstra
06) Michael E. Flannery
07) James C. Kenny
08) Jenell R. Ross
09) Martin P. Slark
10) Gary Yablon

The Board of Directors recommends you vote FOR the following proposal:	For	Against	Abstain
2. Advisory vote to approve executive compensation.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends you vote 1 YEAR on the following proposal:	1 year	2 years	3 years	Abstain
3. Advisory vote on the frequency of the advisory vote on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.	For	Against	Abstain
4. Ratification of the appointment of Ernst & Young LLP as Hub Group's independent registered accounting firm for fiscal year 2023.	☐	☐	☐
5. Approval of amendment to Hub Group, Inc. amended and restated certificate of incorporation.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Proxy Statement is/are available at www.proxyvote.com .

HUB GROUP, INC.
Annual Meeting of Shareholders
May 25, 2023 10:00 AM, CDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Phillip D. Yeager, Brian Alexander and Thomas F. LaFrance, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of (Common/Preferred) stock of HUB GROUP, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CDT on May 25, 2023, virtually at www.virtualshareholdermeeting.com/HUBG2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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